UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SVB FINANCIAL GROUP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders
Thursday, April 26, 2007
 4:00 P.M.

TO THE STOCKHOLDERS:

I am pleased to invite you to attend the 2007 Annual Meeting of Stockholders of SVB Financial Group, a Delaware corporation (the “Company”), which will be held at the Company’s offices located at 3005 Tasman Drive, California 95054, on Thursday, April 26, 2007 at 4:00 p.m., local time. The purposes of the meeting are to:

1.                Elect eleven (11) directors to serve for the ensuing year and until their successors are elected.

2.                Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2007.

3.                Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. The enclosed Proxy Card contains instructions for voting over the Internet, by telephone and by returning your Proxy Card via mail. Any stockholder attending the meeting may vote in person even if such stockholder has previously returned a Proxy Card.

Only stockholders of record at the close of business on February 28, 2007 may vote at the meeting or any postponement or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Alex W. Hart
Chairman of the Board

Santa Clara, California
March 19, 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE FOR THE ELECTION OF ALL ELEVEN (11) NOMINEES FOR DIRECTOR, AS WELL AS IN FAVOR OF THE REMAINING PROPOSAL ABOVE.

Proxy Statement—Table of Contents

*                    Indicates matters to be voted on at the Annual Meeting.

Mailed to Stockholders on or about March 26, 2007

PROXY STATEMENT
 OF
 SVB FINANCIAL GROUP
 3005 Tasman Drive
 Santa Clara, California 95054

INFORMATION CONCERNING THE PROXY SOLICITATION

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy by, and on behalf of, the Board of Directors of SVB Financial Group (the “Company”) for use at the 2007 Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 26, 2007 at 4:00 p.m. local time, and at all postponements or adjournments thereof (the “Meeting”). Only stockholders of record on February 28, 2007 (the “Record Date”) will be entitled to vote at the Meeting and any postponements or adjournments thereof. At the close of business on the Record Date, there were 34,475,628 shares of the Company’s Common Stock, $.001 par value (the “Common Stock”), outstanding.

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. The Company’s principal executive offices are located at 3005 Tasman Drive, Santa Clara, California 95054 and its telephone number at that location is (408) 654-7400.

Voting

Stockholders of the Company’s Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. A stockholder may cast all of his or her votes for a single candidate or distribute such votes among as many of the candidates as he or she chooses (up to a maximum of the number of directors to be elected). However, no stockholder shall be entitled to cumulate votes (in other words, cast for any candidate a concentrated number of votes up to an aggregate total of the number of shares of stock held by such stockholder multiplied by the number of directors to be elected) for a candidate unless such candidate’s name has been properly placed in nomination prior to the voting in accordance with Article Fifth of the Restated Certificate of Incorporation of the Company and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders (the individuals named on the Proxy Card) are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among the nominees in order to assure the election of as many of such nominees as possible.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed for any item on which you provide instructions and as the Proxy holders may determine within their discretion for any other matters, including any additional matters, that properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of Votes Cast with respect to proposals on which brokers, bank or other nominees are prohibited from exercising their discretionary authority. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company or to the Company’s transfer agent. Such Proxy is also automatically revoked if the stockholder is present at the Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, the Board of Directors of the Company. The Company will bear the entire cost of preparing, assembling, printing, and mailing Proxy materials furnished by the Board of Directors to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Company’s Common Stock. In addition to the solicitation of Proxies by mail, some of the officers, directors and employees of the Company may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•       “FOR” each of the Company’s nominees to the Board of Directors,

•       “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and

•       At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Meeting or any postponement or adjournment thereof (including any proposal to adjourn the Meeting).

Delivery of Voting Materials

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple Proxy Cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please complete, sign, date and return each Proxy Card and voting instruction card that you receive.

How to Obtain a Separate Set of Voting Materials

If you share an address with another stockholder, you may receive only one set of Proxy materials (including our 2006 Year in Review, 2006 Annual Report on Form 10-K and Proxy Statement) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group
 3005 Tasman Drive
 Santa Clara, California 95054
 Attention: Lisa Bertolet, Stock Administration
 Telephone: (408) 654-7282
Facsimile: (408) 496-2405
Website: http://www.svb.com/ir/overviewfs.html

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to having sound corporate governance principles. These principles are important to the way in which the Company manages its business and to maintaining the Company’s integrity in the marketplace. The Company’s Corporate Governance Guidelines adopted by the Company’s Board of Directors and the charters of the Audit Committee, Compensation Committee, Finance Committee and Governance Committee of the Company’s Board of Directors are available at http://www.svb.com. The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.

Board Independence

The Board has determined that, with the exception of Mr. Kenneth P. Wilcox, our President and Chief Executive Officer, all of our current directors, as well as all of our incumbent directors standing for re-election, are “independent” within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), as currently in effect. Furthermore, the Board has determined that each of the current members of the Audit Committee, Compensation Committee and Governance Committee are “independent” within the meaning of such director independence standards.

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Audit Committee Independence and Financial Expert

The Board has determined that all of the current members of the Audit Committee, Messrs. Roger F. Dunbar, David M. Clapper and Joel P. Friedman, meet all of the requirements of “independence,” and that Messrs. Dunbar and Friedman meet all of the attributes of an “audit committee financial expert,” as those meanings are defined for purposes of audit committee members by the applicable rules and regulation of the SEC and Nasdaq.

Consideration of Director Nominees

Stockholder Nominees

The Company’s Governance Committee will consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees as it considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
SVB Financial Group
3005 Tasman Drive
Santa Clara, California 95054
Fax: (408) 496-2545

In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see “Stockholder Proposals and Director Nominations” below.

Selection and Evaluation of Director Candidates

The Governance Committee, with the participation of the full Board, is responsible for identifying candidates for membership on the Board. The Committee makes determinations as to whether to recommend such candidates’ nomination to the Board based on their character, judgment, and business experience, as well as their ability to diversify and add to the Board’s existing strengths. This assessment typically includes issues of expertise in industries important to the Company (such as technology, life sciences and wine), functional expertise in areas such as banking, investment banking, global markets, venture capital, private equity, law, accounting, finance and information technology, and an assessment of an individual’s abilities to work constructively with the existing Board and management, all in the context of an assessment of the perceived needs of the Board at that point in time. The Governance Committee has not formally established any minimum qualifications for director candidates. All nominees to be considered at the Meeting were recommended by the Governance Committee.

Communications with the Board

Individuals who wish to communicate with the Company’s Board may do so by sending an e-mail to the Company’s Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Chair of the Governance Committee.

Code of Ethics

The Company has a Code of Ethics that applies to our principal executive officer and our senior financial officers, including our principal financial officer and principal accounting officer. A copy of this Code of Ethics is available on the Company’s website at www.svb.com under “Corporate Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Ethics, please contact: Lisa Bertolet, Stock Administration, SVB Financial Group, 3005 Tasman Drive, Santa Clara, California 95054, at telephone (408) 654-7282.

The Company intends to disclose any waivers from or changes in its Code of Ethics by posting such information on our website. No waivers or substantive changes were made during fiscal year 2006.

Proposal No. 1
ELECTION OF DIRECTORS
The Board of Directors Recommends a Vote “For” All Nominees

The Company’s bylaws currently provide for a range of eight (8) to twelve (12) authorized directors and permit the exact number to be fixed by the Board of Directors. As of the Record Date, the Board has fixed the number of authorized directors at eleven (11).

Pursuant to the Company’s bylaws, the Board of Directors shall not have more than two directors who do not meet the definition of an “Outside Director.” An “Outside Director” is any director who meets the independence and experience requirements as required by the SEC and Nasdaq and who, in the opinion of the Board, has the ability to exercise independent judgment in carrying out the responsibilities of a director of the Company. Pursuant to the Company’s bylaws, Outside Directors may not serve more than nine (9) consecutive one-year terms, beginning as of April 30, 2001; provided, however, that if in any one year, more than three Outside Directors are required to end their service on the Board of Directors because of the application of this term limit, the Board of Directors may extend the term of one or more such directors for successive one year terms so as to avoid requiring more than three Outside Directors to end their service in any one year. Any Outside Director who has served the maximum term or resigned prior to serving the maximum term may be eligible to stand for election for another maximum term after a one-year waiting period, during which the director may serve as an advisory director.

Nominees for Director

All Proxies will be voted “FOR” the election of the following eleven (11) nominees recommended by the Board of Directors for a term of one year, unless authority to vote for the election of directors (or for any particular nominee) is withheld. Except for Ms. Kyung Yoon, who was appointed in July 2006, all of the nominees have served as directors of the Company since the last annual meeting of stockholders. All incumbent directors are nominees for re-election to the Board.

If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee designated by the Board of Directors. As of the Record Date, the Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those listed below. Directors of the Company serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.

The members of the Company’s Board of Directors are also expected to serve on the Bank’s Board of Directors; however, the stockholders are being requested to elect directors to the Company’s Board only, not the Bank’s Board.

The names and certain biographical information about each of the Company’s nominees for director as of the Record Date are set forth below.

Name of Director Nominee	Age	Biographical Information	Director Since
Eric A. Benhamou	51

Mr. Benhamou is Chairman and CEO of Benhamou Global Ventures, LLC, which was formed in 2003. Benhamou Global Ventures, LLC invests and plays an active role in innovative high tech firms throughout the world. Mr. Benhamou is also the Chairman of the Boards of Directors of 3Com Corporation and Palm, Inc. He served as Chief Executive Officer of 3Com Corporation from September 1990 until December 2000, and served as interim Chief Executive Officer of Palm from November 2001 to November 2003. Previously, he held a variety of senior management positions at 3Com. In 1981, Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was Vice President of Engineering until its merger with 3Com in 1987.

In 2003, Mr. Benhamou was appointed to the Joint High Level Advisory Panel of the U.S.-Israel Science and Technology Commission by U.S. Commerce Secretary Donald Evans. He currently serves as Chairman of the Board of Directors of Cypress Semiconductor, which produces semiconductors (since 1993), and as a member of the Board of Directors of RealNetworks, Inc, a creator of digital media services and software (since 2003). He also serves as a member of the Boards of Directors of several privately held companies, including Atrica, a provider of Optical Ethernet solutions (since 2000), Go Networks, a wireless network hardware provider (since 2004), WisdomArk, Inc., a consumer web service company (since 2005), Finjan, a global provider of proactive web security solutions (since 2006), as well as the New America Foundation, a Washington DC-based think tank (since 2000). Mr. Benhamou serves on the executive committee of TechNet, the Computer Science and Telecommunications Board (CSTB), Stanford University School of Engineering and Ben Gurion University of Negev. Additionally, he is a visiting professor at the INSEAD Business School and the Chairman of the Israel Venture Network, a venture philanthropy organization for a stronger Israeli society.

Mr. Benhamou holds a diplôme d’Ingenieur de l’Ecole Nationale Supérieure d’Arts et Métiers in Paris, France, a master’s degree in Science from the School of Engineering at Stanford University and several honorary doctorates.

			2005

David M. Clapper	55

Mr. Clapper currently serves as President and CEO of SurgRx, Inc., a medical device manufacturer. Prior to joining SurgRx in 2004, he served as President, CEO and a member of the Board of Directors of Novacept, a medical device company, from November 1999 until its acquisition by Cytyc Corporation in March 2004. From 1994 to 1999 Mr. Clapper was President and CEO and a Director of Focal, Inc. Before joining Focal, Mr. Clapper was employed at various divisions of Johnson & Johnson from 1977 until 1993.

Mr. Clapper served as a member of the Boards of Directors of St. Francis Medical Technology (from June to December 2006), Conor Medsystems, (from 2004 to 2007) and Pulmonx (from 2003 to 2006).

Mr. Clapper holds a bachelor’s degree in Marketing from Bowling Green State University.

		2004
Roger F. Dunbar	61

Mr. Dunbar retired from Ernst & Young in October 2004, where he held the position of Global Vice Chairman based in London. From 1974 to October 2004, Mr. Dunbar held a variety of senior leadership roles at Ernst & Young, including Partner-in-Charge and Area Managing Partner, Pacific North West Area, and was a member of Ernst & Young’s Global Management Committee.

Mr. Dunbar has taught at Santa Clara University’s Graduate School of Business and in Ernst &Young’s National Education Program. Mr. Dunbar served as a member of the Advisory Board for Santa Clara University and as a member of Joint Venture Silicon Valley’s 21st Century Education Board. From January 2001 to October 2004, Mr. Dunbar served as an advisory member of the Company’s Board and the Bank’s Board.

Mr. Dunbar holds a bachelor’s degree in Business from San Francisco State University and holds a master’s degree in Business Administration from Santa Clara University.

		2004

Joel P. Friedman	59

Mr. Friedman was President of Accenture’s Business Process Outsourcing organization until his retirement in August 2005. He was responsible for overseeing Accenture’s portfolio of BPO businesses as well as fueling new innovation and growth in BPO. He was a member of Accenture’s Board of Directors from 2001 to 2005 and also served on the company’s Executive Committee and Global Leadership Council.

Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles. He was a partner in Accenture’s Corporate Development Organization, served as a managing general partner of the company’s former venture capital business, Accenture Technology Ventures, led Accenture’s banking and capital markets program, and was instrumental in founding and managing Accenture’s strategy consulting practice.

Mr. Friedman is currently a member of the Boards of Directors of NeuStar, a provider of essential clearinghouse services to the communications industry (since 2006), Endeca Technologies, Inc., a provider of enterprise search solutions (since 2006) and the Advisory Board of Financial Technology Ventures (since 2005). He is also a member of the Board of Directors of Community Gatepath, a non-profit organization dedicated to enabling persons with disabilities to live as fully integrated members of the community (since 1991) and Junior Achievement of the Bay Area (since 2004). He was also a member of the Dean’s Advisory Council for Stanford Graduate School of Business (from 1998 to 2004).

Mr. Friedman holds a bachelor’s degree in Economics from Yale University and a master’s degree in Business Administration from Stanford Graduate School of Business.

2004

G. Felda Hardymon	59

Mr. Hardymon is currently Senior Partner at Bessemer Venture Partners, a venture capital firm located in Wellesley Hills, Massachusetts. Mr. Hardymon joined Bessemer in May 1981 and has also held the title of General Partner. Mr. Hardymon has been on the faculty at Harvard Business School since July 1998 where he is currently the MBA Class of 1975 Professor of Management Practice.

Mr. Hardymon is currently a member of the Boards of Directors of Endeca Technologies, Inc., a provider of enterprise search solutions (since 2000), Portrait Software, which specializes in customer interaction management (since 2002) and several private companies. He was also a member of the Boards of Directors of Videoserver, Davox, Parametric Tech, LBMS, Summagraphics and Celtel International.

Mr. Hardymon holds a bachelor’s degree in Mathematics from Rose Polytechnic Institute, a master’s degree in Mathematics from Duke University, a Ph.D. in Mathematics from Duke University, and a master’s degree in Business Administration from Harvard University.

		2001
Alex W. “Pete” Hart	66

Mr. Hart has been an independent consultant to the financial services industry since November 1997. From August 1995 to November 1997, he served as Chief Executive Officer and from March 1994 to August 1996 as Executive Vice Chairman of Advanta Corporation, a diversified financial services company. From 1988 to 1994, he was President and Chief Executive Officer of MasterCard International, the worldwide payment service provider.

Mr. Hart is currently a member of the Boards of Directors of Fair Isaac Corporation, a predictive software company (since 2002), Global Payments, Inc., a payment services company (since 2001), eHarmony.com, an online compatibility service (since 2004), and VeriFone Holdings, Inc., a electronics company (since 2006). He was also a member of the Boards of Directors of various companies, including HNC Software, Retek Inc., Shopping.com, Actrade Financial Technologies and Sanchez Computer Associates.

Mr. Hart holds a bachelor’s degree in Social Relations from Harvard University.

		2001

C. Richard Kramlich	71

Mr. Kramlich has been Co-Founder and General Partner of New Enterprise Associates, a venture capital firm, since 1978. Prior to joining NEA, Mr. Kramlich was a general partner of Arthur Rock & Associates (from 1969 to 1977) and Executive Vice President of Gardner & Preston Moss (from 1964 to 1969).

Mr. Kramlich is currently a member of the Boards of Directors of Tabula, a semiconductor company (since 2005), NEXT HOP, a provider of networking software solutions (since 2005), Fabric7 Systems, an enterprise server company (since 2003), Financial Engines, a creator of advice technology (since 1997), Force10 Networks, a developer of communication network routing and switching equipment (since 2000), Visual Edge Technologies, an imaging solutions company (since 2002), Informative, a developer of programs that cultivate and enhance brand advocacy (since 2002), Xoom, a money transfer company (since 2004), Zhone Technologies, a provider of broadband access equipment (since 1999), Foveon, a innovator in the design and development of image sensors and image capture systems (since 2000), Kor Technology, a leading edge aerospace defense technology company (since 2006) and Sierra Monitor Corporation, a provider of hazardous gas detection systems (since 1984). He was also a member of the Boards of Director of Celetronix, Decru, Chalone Wine Group, Silicon Graphics, 3Com Corporation, Ascend Communications, Dallas Semiconductor, Healtheon/WedMD, Immunex, InfoGear, Juniper Networks, Macromedia, NetSolve (which was acquired by Cisco) and Semiconductor Manufacturing International. He was recently Chairman and President of the National Venture Capital Association.

From July 2003 to January 2005, Mr. Kramlich served as an advisory member of the Company Board and the Bank Board. Mr. Kramlich holds a bachelors of science degree in History from Northwestern University and a master’s degree in Business Administration from Harvard University.

2005

James R. Porter	71

Mr. Porter retired in February 1998. From September 1985 to February 1997, he was the President, Chief Executive Officer and Director of Triad Systems Corporation, a computer software company. He also served as Chairman of Firstwave Technologies, a software company from 1993 through May 2003, and as Chairman of Activant Solutions (formerly CCI/Triad), a computer services company, from February 1997 to May 1999.

Mr. Porter is currently a member of the Boards of Directors of Cardone Industries, a manufacturing company (since 1998), Genesis Network Solutions, a telecommunications engineering company (since 2006), the Board of Regents of Pepperdine University (since 1993) and the Board of Trustees of Abilene Christian University (since 1990). He was also a member of the Board of Directors of Activant Solutions (from 1985 to May 2006), Firstwave Technologies (from 1993 to 2003) and the Advisory Board of American Central Gas Technologies (from 1999 to 2005).

Mr. Porter received a bachelor’s degree in Industrial Engineering degree from Texas A&M University and attended graduate school at Harvard University.

		1994
Michaela K. Rodeno	60

Ms. Rodeno is currently the Chief Executive Officer and only non-family director of Skalli Corporation (dba St. Supery Vineyards and Winery), located in Rutherford, California where she has been serving since November 1988.

Ms. Rodeno has been a director since its inception in 1994 of the Wine Market Council, a U.S. wine industry trade organization whose mission is research and market development; she served as chair (from 2005 to 2006) and currently serves on the Executive Committee. She also served as the Chairman of the Meritage Association (from 1999 to 2005). She served on the Board of Directors of the Napa Valley Vintners Association (from 1989 to 1993) and has chaired the Napa Valley Wine Auction twice. She and her family own Villa Ragazzi, a Napa Valley Winery whose first vintage was 1988.

Ms. Rodeno received a bachelor’s degree in French from the University of California, Davis, a master’s degree in French Literature from the University of California, Davis, and a master’s degree in Business Administration from the University of California, Berkeley.

		2001

Kyung H. Yoon	52

Ms. Yoon currently serves as Vice Chairman of Heidrick & Struggles, a world renowned executive search firm. Ms. Yoon has held a variety of leadership roles at Heidrick & Struggles since joining the firm in 1994. Prior to joining Heidrick & Struggles, Ms. Yoon was the president of Benten Investments, Inc. Previously, she was the president of Pacific Union Asset Management and vice president of Dillingham Development Company.

Ms. Yoon started her career with Banque Nationale de Paris, one of the main banks in Europe and France. Ms. Yoon was elected president of the Asia America MultiTechnology Association (AAMA) in 2006. Ms. Yoon serves on the Board of the Asia America MultiTechnology Association (AAMA) (since 2003), the Harvard University’s John F. Kennedy School of Government Women’s Leadership Board (since 2005), the Board of Directors of Affinity Circles, Inc. (since 2006) and Stanford University’s SPRIE Greater China Networks Project Advisory Board (since 2004). Ms. Yoon is also a Trustee of the San Jose Museum of Art (since 2006).

Ms. Yoon received a bachelor’s degree in Economics from Goucher College in Baltimore, Maryland and a master’s degree in Business Administration in Finance and Marketing from the University of Chicago, Chicago, IL.

2006

Kenneth P. Wilcox	58

Mr. Wilcox joined the Bank in April 1990 as Regional Vice President of the Bank’s East Coast Technology Group. Mr. Wilcox held increasingly responsible positions with the Bank, including Manager of the East Coast Technology Group (from June 1993 to November 1995), Executive Vice President and Manager of the East Coast Technology Group (from November 1995 to December 1997), Chief Banking Officer (from December 1997 to May 1999), and President and Chief Operating Officer of the Bank (from May 1999). Mr. Wilcox was appointed Chief Executive Officer of the Bank in January 2000 and was named President and Chief Executive Officer of the Company in April 2001.

Mr. Wilcox serves on the Board of the Federal Reserve Bank of San Francisco (since 2005). He is also on the Board of Directors of Silicon Valley Leadership Group, an organization with an emphasis on issues of importance to employers, employees and residents of Silicon Valley (since 2001).

Mr. Wilcox received a bachelor’s degree in German Studies from Oakland University, a Ph.D. in German studies from Ohio State University and a master’s degree in Business Administration from Harvard University.

2000

Vote Required

The eleven (11) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

BOARD COMMITTEES AND MEETING ATTENDANCE

As of the date of this Proxy Statement, the Company Board and the Bank Board have the following joint committees, each of which meets on a regular basis: (1) Audit, (2) Finance, (3) Compensation, and (4) Governance. Additionally, the Bank Board has a Directors’ Loan Committee. The charters for each of these committees are available on the Company’s website at http://www.svb.com. During fiscal year 2006, the Company Board held nine (9) meetings. Each director attended or participated telephonically in 75% or more of the total number of meetings of the Company Board, and of the committees on which he or she served, which were held during the period for which he or she was a director or committee member. It is the Company Board’s policy that each director uses his or her best efforts to attend each of the Company’s annual stockholder meetings. Except for Messrs. Benhamou, Hardymon and Porter and Ms. Rodeno, all Board members then in office attended the annual meeting of stockholders in 2006.

The committee membership as of the Record Date and the duties of each of these committees are described below:

Audit	Governance	Compensation
Roger F. Dunbar, Chair	Alex W. Hart, Chair	Michaela K. Rodeno, Chair
David M. Clapper	Eric Benhamou	Alex W. Hart
Joel P. Friedman	G. Felda Hardymon	C. Richard Kramlich
James R. Porter
Kyung H. Yoon

Finance	Directors’ Loan (Bank Board Committee)
Roger F. Dunbar, Chair	James R. Porter, Chair
Joel P. Friedman	David M. Clapper
G. Felda Hardymon	Michaela K. Rodeno
C. Richard Kramlich	Kyung H. Yoon

AUDIT COMMITTEE	26 meetings in fiscal year 2006

•       Oversees the Company’s corporate accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports.

•       Selects, hires, oversees and terminates the Company’s independent auditors.

•       Monitors the Company’s independent auditors’ qualifications, independence and performance.

•       Monitors the Company’s and its affiliates’ compliance with legal and regulatory requirements.

•       Oversees the Company’s and the Bank’s internal auditing functions and controls.

•       Oversees the Company’s and its affiliates’ risk management function.

FINANCE COMMITTEE	6 meetings in fiscal year 2006

•       Oversees the Company’s and its affiliates’ financial risk management function, including finance policies, financial compliance and financial initiatives, such as hedging and derivative activities.

•       Oversees the Company’s capital management and strategies.

•       Oversees the Company’s acquisition activities.

•       Oversees the Company’s financial planning and budget matters.

GOVERNANCE COMMITTEE	5 meetings in fiscal year 2006

•       Oversees the Company’s corporate governance practices, including the development and periodic review of Corporate Governance Guidelines for the Company.

•       Leads the Company’s and the Bank’s Boards in their annual reviews of their respective Board performance.

•       Assists the Company’s and the Bank’s Boards in identifying individuals qualified to become Board members.

•       Recommends to the Company’s Board director nominees for its annual stockholder meetings.

•       Recommends to the Company’s and the Bank’s Boards director nominees for each respective Board’s committees and committee chairs.

COMPENSATION COMMITTEE	9 meetings in fiscal year 2006

•       Approves and evaluates the directors’ and officers’ compensation and compensation plans, policies and programs.

•       Oversees employee compensation and benefits plans, policies and programs.

DIRECTORS’ LOAN COMMITTEE (BANK BOARD COMMITTEE)	4 meetings in fiscal year 2006

•       Oversees the Bank’s credit management and lending practices.

•       Provides guidance over development and achievement of the Bank’s credit and lending goals.

•       Maintains a credit policy that conforms with applicable laws and regulations.

•       Maintains credit procedures that effectively implement credit policy and that ensure compliance with the credit policy.

•       Maintains procedures to monitor compliance with the credit policy and credit procedures, including, without limitation, compliance with legal lending limits and the Bank’s in-house lending restrictions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Company’s Audit Committee (the “Audit Committee”) has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is governed by a charter, which specifies, among other things, the scope of its responsibilities and how those responsibilities are performed. The Audit Committee members are “independent” as defined by Nasdaq, the listing standard applicable to the Company.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at http://www.svb.com.

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing the Company’s accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports, and to review the qualifications, independence, and performance of the certified public accountants engaged as the Company’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”). In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No.1 (“Independence Discussions with Audit Committees”), and discussed with the independent auditors the auditors’ independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE
 Roger F. Dunbar (Chair)
 David M. Clapper
 Joel P. Friedman

Proposal No. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “For” the Ratification of the Appointment
of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of KPMG LLP to be the independent registered public accounting firm of the Company for the 2007 fiscal year. KPMG LLP has audited the Company’s financial statements since November 1994. While neither the Company’s bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify such selection by the affirmative vote of the holders of a majority of the Votes Cast, the Audit Committee may reconsider its selection.

Representatives from the firm of KPMG LLP will be present at the Annual Meeting of Stockholders and afforded the opportunity to make a statement if they desire to do so. They will also be available to respond to stockholders’ questions.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2006 and 2005:

	2006	2005
Audit fees	$3,526,583	$5,824,955
Audit-related fees(1)	502,000	585,840
Tax fees(2)	137,000	93,840
Total	$4,165,583	$6,504,635

(1)          Consists principally of fees related to accounting consultation and fees billed or expected to be billed related to certain of the Company’s subsidiaries’ financial statements and certain benefit plan financial statements for 2006 and 2005, respectively.

(2)          Represents fees for services provided in connection with the Company’s tax compliance and tax planning. In April 2005, the Company retained Ernst & Young LLP as its tax service provider. Fees for services rendered by Ernst & Young LLP are not reflected in the table above.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services. The charter also provides that, in certain cases, the Audit Committee may delegate authority to one or more members of the Audit Committee to pre-approve certain services provided that such pre-approvals are communicated to the full Audit Committee at its next meeting. The charter further provides that, in some cases, the engagement of all audit and certain permissible non-audit related services may be entered into pursuant to pre-approval policies and procedures established by the Audit Committee. During the fiscal years 2005 and 2006, all such services provided by KPMG LLP were pre-approved by the Audit Committee. Additionally, all non-audit services provided by KPMG LLP were reviewed with the Audit Committee, which concluded that the provision of such services did not compromise KPMG LLP’s independence in the conduct of its auditing function.

INFORMATION ON EXECUTIVE OFFICERS

The positions and ages as of the Record Date of the executive officers of the Company are set forth below. Our executive officers are the members of the Company’s Steering Committee and perform policy-making functions for the Company within the meaning of applicable SEC rules. Such officers also may serve as officers of the Bank and/or the Company’s other subsidiaries. There are no family relationships among directors or executive officers of the Company.

Name and Position	Age	Biographical Information	Employee Since
Kenneth P. Wilcox President, Chief Executive Officer and Director	58	Please see Mr. Wilcox’s biography under “Proposal No. 1—Election of Directors—Nominees for Directors” above.	1990
Gregory W. Becker Chief Operating Officer, Commercial Bank	39

Mr. Becker joined the Company in 1993 as part of the Northern California Technology Division. Mr. Becker joined the National Division in 1995 and in May 1996 opened the Company’s regional office in Boulder, Colorado serving as Senior Vice President and Manager. Mr. Becker was the Division Manager of Sand Hill Venture Capital Group from February 1999 to December 2001. From January 2002 to September 2003, Mr. Becker served as Chief Banking Officer. Mr. Becker was appointed Chief Operating Officer, Commercial Bank, in September 2003.

Mr. Becker currently serves as President of the Board of Trustees for the Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society (since 2004).

Mr. Becker earned a bachelor’s degree in Finance from Indiana University.

			1993
Mary J. Dent General Counsel	45

Ms. Dent joined the Company in May 2006 as General Counsel. Prior to joining the Company, Ms. Dent served as General Counsel and as Special Counsel for New Skies Satellites, a global satellite communications service provider based in the Netherlands, from 2000 to 2006, and was an attorney with Goldberg, Godles, Wiener & Wright, a Washington, DC-based law firm that specializes in legal and policy matters for technology companies, from 1992 to 2000.

Ms. Dent serves on the Board of the Silicon Valley Campaign for Legal Services.

Ms. Dent has a bachelor’s degree in Economics from the University of California at Los Angeles and a Juris Doctor degree from Stanford Law School.

			2006

John “Jack” Jenkins-Stark Chief Financial Officer	56

Mr. Jenkins-Stark joined the Company in April 2004 as Chief Financial Officer. Prior to joining the Company, Mr. Jenkins-Stark served as Vice President of Business Operations and Technology at Itron Corporation, an energy technology company, from March 2003 to March 2004. Prior to that, Mr. Jenkins-Stark was a Senior Vice President and Chief Financial Officer at Silicon Energy Corporation, an emerging energy software company that was acquired by Itron, from April 2000 to March 2003. Mr. Jenkins-Stark served as Senior Vice President and Chief Financial Officer of GATX Capital, a specialized finance and leasing company, from September 1998 to April 2000.

Mr. Jenkins-Stark is currently a member of the Board of Directors for TC Pipelines L.P. (since 1999), a publicly traded, master limited partnership holding interests in the Northern Border Pipeline and Tuscarora Pipeline with TransCanada Pipelines Corporation as the General Partner. Mr. Jenkins-Stark also serves on the Board of Advanced Keyboard Devices, Inc. (since 1999), a company which manufacturers training devices for schools.

Mr. Jenkins-Stark has bachelor’s and master’s degrees in Economics from the University of California at Santa Barbara, and a master’s degree in Business Administration from the University of California at Berkeley.

		2004
Harry W. Kellogg, Jr. Vice Chairman, Silicon Valley Bank, Chairman, SVB Capital and President, Private Client Services	63

Mr. Kellogg joined the Company in October 1986 as Senior Vice President of the Bank’s Technology Division. Mr. Kellogg served as Chief Marketing Officer from September 1993 to April 1994 (when he left the Company for ten months, during which time he served as Executive Vice President for the Emerging Growth Industries Division of Cupertino Bank). Mr. Kellogg returned to the Company in February 1995 as Chief Marketing Officer. From December 1997 to November 1998, he served as the Manager of the Bank’s Products and Services Group, and from November 1998 to January 2002, he served as Manager of the Company’s Strategic Initiatives Group. From January 2002 to August 2005, Mr. Kellogg served as President, SVB Capital. In addition to his role as the President, SVB Capital, Mr. Kellogg served as the interim President of Private Banking from July 2002 until his successor was appointed in January 2003. He was appointed President of Private Client Services in February 2004. He was appointed Vice Chairman of the Board of the Bank in May 1999.

		1986

Mr. Kellogg is a present member of and on the Boards and Advisory Boards of many civic and industry organizations, including Nollenberger Capital Partners, a full-service broker dealer & investment advisory firm (since 2003), Financial Executives International (FEI), an association for financial executives (since 2003), California/Israel Chamber of Commerce, a not-for-profit organization dedicated to strengthening business and trade relations between California and Israel (since 2002), Ravix Corporation, which provides seasoned consulting expertise (since 2003), The Enterprise Network: TEN, a leading technology incubator located in the Silicon Valley (since 2004), Joint Venture: Silicon Valley Network, which provides analysis and action on issues affecting the Silicon Valley region’s economy and quality of life (since 2004), Menlo College, a liberal arts college (since 2006), Pacific Vascular Research Foundation, a nonprofit foundation dedicated to supporting research into the causes, treatments and cures for vascular disease (since 2007), Heller Ehrman, a law firm (since 2005), Stanford Institute for Economic Policy Research, a nonpartisan economic policy research organization (since 2004), Stanford Project on Regions of Innovation and Entrepreneurship, which studies the emergence of regions of innovation and entrepreneurship around the world (since 2004) and the Tuck Center for Private Equity and Entrepreneurship, which aims to advance the understanding of private equity investing (since 2004). In addition, he is an emeritus board member of the Technology Museum of Innovation. Mr. Kellogg is also a member of TechNet, a bipartisan, political network of CEOs that promotes the growth of technology and the innovation economy (since 1999), Asia America MultiTechnology Association, a non-profit, multi-technology business network (since 2005), Pacific Community Ventures, which provides resources and capital to businesses that have the potential to bring significant economic gains to low-income communities (since 2005) and the World Economic Forum, an independent organization committed to improving the state of the world by engaging leaders in partnerships to shape global, regional and industry agendas (since 2004).

Mr. Kellogg attended Menlo College and received a bachelor’s degree in Business and Industrial Management from San Jose State University.

David T. Ketsdever Chief Executive Officer, SVB Alliant	41

Mr. Ketsdever joined the Company in November 2004 as Chief Executive Officer of SVB Alliant. Prior to joining the Company, Mr. Ketsdever was Founder and CEO of Green Ridge Systems, Inc., a developer of information management software solutions for the financial services industry, from March 2002 to November 2004. Mr. Ketsdever was employed by Merrill Lynch from July 1998 to February 2002 and was a Managing Director in their technology investment banking group.

Mr. Ketsdever earned a bachelor’s degree in Economics from the University of Chicago and a master’s degree in Business Administration from Harvard Business School.

		2004
Mark A. MacLennan President of SVB Capital	53

Mr. MacLennan joined the Company in November 2004 as Head of Global Financial Services. Mr. MacLennan was named President of SVB Capital in August 2005. Prior to joining the Company, Mr. MacLennan served as Managing Director of the Private Equity Group at Century Capital Management, Inc., an investment management firm, from May 1999 to May 2004. Prior to that, Mr. MacLennan held a variety of management and leadership positions at Bank Boston (now Bank of America) from February 1977 to July 1998.

Mr. MacLennan serves on the Board of the private company LoanCity.com, one of the nation’s leading wholesale residential mortgage lenders (since 1999).

Mr. MacLennan earned a bachelor’s degree in Political Economics from Williams College.

		2004
Marc J. Verissimo Chief Strategy Officer	51

Mr. Verissimo joined the Company in May 1993 as Team Leader in the Northern California Technology Division. Mr. Verissimo was named Manager of the Silicon Valley Lending Division in September 1993. Mr. Verissimo served as Manager of the Company’s Corporate Finance Group from January 2000 to November 2000. From November 2000 to January 2002, Mr. Verissimo served as Manager of the Risk Management Group. Mr. Verissimo was named Chief Strategy Officer in January 2002, and Chief Strategy and Risk Officer in January 2003. He became Chief Strategy Officer again in January 2006.

Mr. Verissimo serves on the Board of Directors of the Entrepreneurs Foundation, a non-profit organization dedicated to strengthening the ties between entrepreneurial companies in the Bay Area and the communities in which they operate and their employees reside (since 2005).

Mr. Verissimo earned a bachelor’s degree in Agricultural Economics from the University of California, Davis, and a master’s degree in Business Administration from Harvard Business School.

		1993

Lynda Ward Pierce Head of Human Resources	44

Ms. Ward Pierce joined the Company in October 2004 as Head of Human Resources. Prior to joining the Company, Ms. Ward Pierce was Vice President, Human Resources at Organic Inc., a web development and marketing services firm which is part of Omnicom Group Inc., from July 1999 to October 2004. Ms. Ward Pierce was Global Director, Human Resources and Director, Human Resources at Navigant Consulting, Inc. and LECG, Inc., management consultants to a variety of industries, from 1997 to July 1999.

Ms. Ward Pierce earned a bachelor’s degree in Managerial Economics from the University of California, Davis, where she also attended the Graduate School of Management. She also holds a master’s degree in Human Resources and Organizational Development from the University of San Francisco.

			2004
David C. Webb Chief Information Officer	51	Mr. Webb joined the Company in July 2004 as Chief Information Officer. Prior to joining the Company, Mr. Webb was Vice President, Investment Banking Division at Goldman Sachs, a leading global investment banking, securities and investment management firm from, November 1999 to June 2004. Mr. Webb was Chief Information Officer at Bank One from January 1997 to November 1999. Mr. Webb earned a bachelor’s degree in Russian from the University of London and a master’s degree in Business Administration from the J.L. Kellogg Graduate School of Management at Northwestern University.	2004

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of the Company’s Common Stock by: (i) each of the Company’s directors and director nominees, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner*	Number of Shares	Percent of Class Owned
Eric A. Benhamou	8,000	*%
David M. Clapper	4,000	*%
Roger F. Dunbar	4,000	*%
Joel P. Friedman	5,000	*%
G. Felda Hardymon(1)	111,000	*%
Alex W. “Pete” Hart(2)	21,750	*%
C. Richard Kramlich	4,000	*%
James R. Porter(3)	67,250	*%
Michaela K. Rodeno(4)	10,750	*%
Kyung H. Yoon	—	—
Kenneth P. Wilcox(5)	293,885	*%
Greg Becker(6)	146,463	*%
John F. Jenkins-Stark(7)	28,721	*%
Harry W. Kellogg, Jr.(8)	143,250	*%
Marc J. Verissimo(9)	133,125	*%
All directors and current executive officers as a group (20 persons)(10)	1,074,789	3.06%

*                    Represents beneficial ownership of less than 1%.

(1)          Includes 2,000 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(2)          Includes 6,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(3)          Includes 18,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(4)          Includes 4,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(5)          Includes 216,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(6)          Includes 131,875 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(7)          Includes 20,000 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(8)          Includes 124,750 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(9)          Includes 106,871 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(10)   Includes 702,026 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of December 31, 2006 by those known by the Company to own more than 5% of the outstanding Common Stock of the Company, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 34,401,230 shares outstanding as of December 31, 2006. The Company knows of no persons other than those entities described below which beneficially own more than 5% of the outstanding Common Stock of the Company.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
FMR Corp.(1) 82 Devonshire Street Boston, Massachusetts 02109	3,421,556	9.95%
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, Maryland 21202	2,723,400	7.92%
H.A. Schupf & Co., LLC(3) 590 Madison Avenue New York, New York 10022	2,396,980	6.97%
Barclays Global Investors, NA(4) 45 Fremont Street San Francisco, CA 94105	2,343,918	6.81%
Credit Suisse(5) Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland	2,170,007	6.12%

(1)          Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,994,556 shares or 8.726% of the Common Stock outstanding of the Company as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 2,994,556 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 92,300 shares or 0.269% of the outstanding Common Stock of the Company as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of PGATC, each has sole dispositive power over the 92,300 shares and sole power to vote or to direct the voting of the 92,300 shares of Common Stock owned by the institutional accounts managed by PGATC.

Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 334,700 shares or 0.975% of the Common Stock outstanding of the Company. FIL and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors.

Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934” Act) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d).

(2)          T. Rowe Price Associates, Inc., an investment adviser (“Price Associates”), has sole voting power with respect to 931,650 shares and sole dispositive power with respect to 2,723,400 shares. These securities are owned by various individual and institutional investors to which Price Associates serves as investment adviser with power to direct investment and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)          H.A. Schupf & Co. LLC, an investment advisor, has the sole voting and dispositive power with respect to all 2,396,980 shares.

(4)          Of the total shares reported, Barclays Global Investors, NA, a bank, has the sole voting power of 1,400,267 shares and sole dispositive power of 1,548,512 shares, and Barclays Global Fund Advisors, an investment adviser, has the sole voting and dispositive power of 795,406 shares.

(5)          Credit Suisse, a bank and a parent holding company, has the shared power to vote with respect to 2,169,203 shares and shared dispositive power with respect to 2,170,007 shares. The total shares reported include 1,062,190 shares issuable upon conversion of certain zero-coupon convertible subordinated notes issued by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes, based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, that during fiscal year 2006 its directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner; except for the following reports which were inadvertently filed late: (i) one report covering one transaction by Mr. Porter, (ii) one report covering two related transactions by Mr. Wilcox, and (iii) two reports each covering two related transactions by Mr. Kellogg.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to the shares of the Company’s Common Stock that may be issued under our existing equity compensation plan, which has been approved by stockholders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by stockholders	4,673,139	$31.74	4,353,646
Equity compensation plans not approved by stockholders	n/a	n/a	n/a
TOTAL	4,673,139	$31.74	4,353,646

(1)          Represents options granted under our 2006 Equity Incentive Plan, Amended and Restated 1997 Equity Incentive Plan and Amended and Restated 1989 Stock Option Plan. This number does not include securities to be issued for unvested restricted stock and restricted stock unit awards of 215,926 shares.

(2)          Includes shares available for issuance under our 2006 Equity Incentive Plan. This table does not include 870,985 shares available for issuance under the 1999 Employee Stock Purchase Plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Michaela K. Rodeno (Chair)
Alex W. Hart
C. Richard Kramlich
James R. Porter
Kyung H. Yoon

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Board of Directors, acting directly or through its Compensation Committee (the “Committee”), determines the compensation of SVB Financial Group’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “named executive officers” or “NEOs”). The Compensation Committee is composed entirely of directors who are “independent” under the rules applicable to us. During 2006, the Compensation Committee had the following members:  Ms. Michaela K. Rodeno (Chair), Messrs. Alex W. Hart, C. Richard Kramlich and James R. Porter, and Ms. Kyung H. Yoon. Ms. Yoon joined the Committee in July 2006, following her appointment to the Board. During 2006, the Board of Directors did not reject or modify in any material way any action of or recommendation by the Committee.

As part of its decision-making process, the Committee receives advice from an independent compensation consultant, currently retained from the firm Towers Perrin. In addition, the Committee considers recommendations submitted by our Chief Executive Officer (for the NEOs, excluding himself) as well as data and analyses provided by the Company. Our Chief Executive Officer attends some meetings of the Compensation Committee but does not participate in any deliberations relating to his own compensation.

Executive Compensation Philosophy and Strategy

Our vision is to become the premier provider of innovative financial services to entrepreneurial companies of all sizes worldwide. At its core, our business focuses on providing commercial banking services to early and mid-stage technology and life sciences companies, to the venture capital and private equity firms that serve them and to the premium wine industry. In recent years we have expanded our business to serve more comprehensively the needs of our core constituencies. To address our clients’ capital formation needs, we have established our own private equity business, SVB Capital. To address our clients’ growth requirements, we have augmented our commercial banking services with an array of products and services that are suited to the needs of later stage technology and life sciences companies and the private equity industry. To address our clients’ liquidity needs, we acquired an investment bank, SVB Alliant. Finally, to address the reality that our clients exist in and will derive a substantial share of their future growth from the global marketplace, we established our global arm, SVB Global. Together, these lines of business provide the basis for our current financial performance and the foundation for our future growth.

We have designed a compensation philosophy for our named executive officers that reflects this vision and strategy. It is designed to align compensation with business objectives and performance, to motivate our NEOs to enhance long-term stockholder value and to enable us to attract, retain and reward executive officers who contribute to our current financial performance and our long-term success. The key principles of this philosophy are:

•      Pay competitively. We believe that base salaries and target total compensation levels for our NEOs should be competitive relative to our peer organizations. Currently, commercial banking is the primary driver of our financial performance and, as a result, we primarily look to the pay practices of financial institutions of comparable asset size. We employ compensation data from various sources, including compensation surveys conducted by independent compensation consultants, and determine benchmark levels for each NEO individually. More detail on the process the Company used in 2006 to benchmark executive compensation is outlined below under “Executive Compensation Competitive Benchmarking.”

•      Tie incentive compensation to Company financial performance. We believe that tying a significant portion of each NEO’s compensation to Company performance appropriately rewards executives for achieving positive financial performance and creating value for the Company’s stockholders. We employ two primary incentive-based compensation structures. Under our Incentive Compensation

Program, the Committee awards each NEO an annual cash bonus based upon individual performance and the Company’s achievement of budgeted pre-tax profit. Under our Equity Incentive Plan, the Committee makes stock option grants and restricted stock grants to each NEO, based in part upon the Company’s return on equity (“ROE”) relative to budget. For further information regarding our incentive compensation plans, see “Compensation for Named Executive Officers—Incentive Compensation Plan” and “Compensation for Named Executive Officers—Equity Incentive Plan.”

•       Mix short-term and long-term compensation. We target a pay mix for the Chief Executive Officer in which 50% of total compensation is provided in the form of long-term incentives and the remaining 50% is provided using a combination of base pay and short-term incentives. For our other named executive officers, we target a pay mix in which 40% of total compensation is provided in the form of long-term incentives and the remaining 60% is provided using a combination of base pay and short-term incentives.

•       Balance external market competitiveness with internal parity. In setting overall compensation levels for our NEOs, we seek to balance market competitiveness with a reasonable level of internal parity. For example, we stratify long-term incentive compensation targets and equity ownership guidelines for executive roles that the Committee determines have a similar scope of responsibility and impact to the organization. We believe that balancing external competitiveness with a reasonable level of internal parity helps to promote a culture of peer equality among the executive team and recognize the skills and contributions that each executive brings to the organization.

•       Promote equity ownership among our NEOs. The Company has established stock ownership guidelines for the CEO and each of the other NEOs. The stock ownership guidelines reflect the Company’s belief that NEO share ownership helps to align the economic interests of stockholders and management. For further discussion of the guidelines, see “Equity Ownership Guidelines for Executive Officers.”

The Committee monitors total compensation on a quarterly basis, using executive compensation “tally sheets” that summarize each element of each NEO’s total compensation, including outstanding equity incentive grants and the costs of any termination payments that would be triggered in the event of a change-in-control, position elimination or voluntary resignation. The Committee also monitors each NEO’s performance against the stock ownership guidelines on a quarterly basis, using executive equity ownership reports.

The Company considers the tax consequences of its compensation programs and, where appropriate, structures compensation to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. Currently, all stock options granted under the 1997 Equity Incentive Plan to our NEOs meet the requirements of Section 162(m).  At this time we have not yet made any equity awards to our NEOs under our 2006 Equity Incentive Plan.

Executive Compensation Competitive Benchmarking

In 2004, we initiated a three-year program to review and, as appropriate, adjust our NEOs’ compensation levels based on market data. Our objective was to bring our NEOs’ total compensation to market median levels by 2007.

As part of this effort, we identified a group of 20 peer companies that we have used to benchmark NEO compensation levels. We defined peer organizations as financial services companies that:

•       have a commercial lending (as opposed to consumer or retail lending) focus;

•       have comparable net income;

•       have comparable net interest income;

•       have a similar portfolio of available products and services; or

•       compete with us for executive talent.

Thirteen of the twenty peer companies in our custom market analysis are similar to us in size and scope. These peers include entities such as Greater Bay Bancorp, Bank of Hawaii, Harris Bank and City National Bank. The remaining seven companies have a commercial lending focus and a similar portfolio of products and services, but are significantly larger in size. For these larger firms, the Company compares its compensation to that of a business unit level role rather than a corporate level role. For example, when benchmarking the pay of the Chief Financial Officer, the Company compares pay against Chief Financial Officers in the thirteen similarly-sized companies and against a Business Unit Financial Executive or Controller in the seven larger companies. The Company obtains its custom peer group compensation data from the Towers Perrin Financial Services Industry Executive Compensation Database.

In certain cases, our custom study provided insufficient data to form the basis for meaningful conclusions. In these cases, we augmented the data using other published compensation surveys, including the Towers Perrin Financial Services Industry Executive Compensation Survey (for firms with assets of $20 billion or less). Where appropriate in light of the executives’ role, we also used data from the Radford Executive Benchmark Survey, which consists predominantly of high technology firms.

Elements of Compensation

We utilize a blend of short- and long-term compensation elements to provide our NEOs with market-competitive compensation while ensuring that a reasonable share of compensation remains at-risk and contingent upon our achievement of successful financial results, as follows.

Base Salary

We provide base salaries in order to provide each NEO with a reasonable level of fixed short-term compensation, comparable to that individual’s market peers.

We target base salaries for our NEOs at market median, with individual base salaries varying above or below market median based on each individual NEO’s skills, experience and demonstrated performance. Base salary levels for our named executive officers are reviewed at least annually by the Committee and are adjusted as appropriate based on these factors.

As stated above under “Executive Compensation Competitive Benchmarking,” in 2004 we initiated a three-year program to review and, as appropriate, adjust our NEOs’ compensation levels based on market data. In 2006, the Compensation Committee approved the following base salary rate adjustments for the NEOs in accordance with this three-year plan. All base salary rate adjustments were effective on April 1, 2006.

•       Mr. Wilcox’s annual base salary increased from $522,500 to $575,000 (an increase of 10.0%)

•       Mr. Jenkins-Stark’s annual base salary increased from $265,000 to $278,000 (an increase of 4.9%)

•       Mr. Becker’s annual base salary increased from $270,000 to $284,000 (an increase of 5.2%)

•       Mr. Verissimo’s annual base salary increased from $280,500 to $289,000 (an increase of 3.0%)

•       Mr. Kellogg’s annual base salary increased from $306,000 to $313,000 (an increase of 2.3%)

Incentive Compensation Plan (“ICP”)

Our NEOs participate in the Company’s ICP, a short-term cash incentive plan that rewards performance against individual and Company objectives.

Under the ICP, we accrue a pool each year based upon the Company’s achievement of budgeted pretax profit, gross of ICP and sales compensation expenses. For each participant, we establish a target bonus, stated as a percentage of the individual’s base salary. At the close of the year, the Committee determines actual bonus awards for the NEOs based upon Company and individual performance. The Compensation Committee retains the discretion to increase or decrease payouts above or below target considering individual performance, contribution and impact on overall Company results.

The graph below illustrates the relationship in the 2006 ICP (the “2006 Plan”) between: a) achieved pre-tax profit as a percentage of budget; and b) the percentage of the target incentive pool accrued.

As the graph illustrates, the 2006 Plan provided for ICP pool accruals at the 100% level for performance equal to 100% of budgeted pretax profit, for ICP pool accruals above the 100% level (up to a maximum of 200%) for performance above budget, and for ICP pool accruals below the 100% level (down to a minimum of 50%) for performance between 90% and 100% of budgeted pretax profit. For performance below 90% of budgeted pre-tax profit, the 2006 Plan provided for pool accruals at the rate of 25% of target incentives in order to fund potential retention bonuses for key performers among non-executive employees.

The Committee has retained the authority to determine the amount of actual ICP pool funding, including the authority to exclude extra-ordinary items (positive or negative), as appropriate. For 2006, the Committee excluded two items from the ICP pool calculation:  the SVB Alliant goodwill impairment and any income or loss related to the change in accounting treatment for our fixed-to-variable interest rate swap agreement. The former item is a non-cash accounting charge that relates back to the original acquisition price for Alliant Partners in 2001. Had the Committee included this charge in the ICP pool calculation, there would have been no bonus pool for the NEOs. In light of the non-cash nature of the charge, the fact that it relates in significant part to a decision made in 2001, and the fact that including the charge is the ICP pool calculation would have eliminated the bonus pool in its entirety, the Committee concluded that excluding this charge from the ICP pool calculation would serve the Company’s overall objectives by maintaining an effective incentive program for the Company’s executives and providing an incentive for all Plan participants to continue promoting SVB Alliant’s future performance and effectiveness within the broader institution. The latter item resulted from a change in accounting methodology that was not anticipated at the time the 2006 ICP targets were set and influences the timing for recognizing gains and losses, rather than the aggregate level of any gains or losses (i.e., the net effect of the change over time will be zero). The Committee’s decision regarding the fixed-to-variable interest rate swap agreement applies to future ICP calculations—i.e., all gains and losses over the term of the swap agreement will be excluded. As a result, it avoids short term incentive swings arising solely from the timing under which gains and losses are recognized for accounting purposes.

The Committee also has retained the authority to determine individual ICP payouts for each of the named executive officers. The Committee recommended to the Board, and the Board approved, the level of each of the NEO’s ICP payout in light of all relevant factors, including individual performance and, in particular, the extent to which the NEO in question bore credit or responsibility for over- and under-performances by the Company relative to budget. Although the Committee excluded the Alliant goodwill impairment from the pool funding calculation, it and the Board considered Alliant’s performance and the NEO’s responsible for Alliant in setting individual ICP payment amounts.

Equity Incentive Plan

Each NEO is eligible to receive equity awards, including stock options, restricted stock units and restricted stock awards. The Company believes that equity-based awards—particularly in combination with the Company’s equity ownership guidelines, discussed below—tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders.

The Compensation Committee typically makes equity awards to each NEO at the time the individual is hired and on an annual basis thereafter. The size of each award reflects the overall number of shares available to the Company under its equity incentive plan, the Committee’s determination of an appropriate annual equity burn rate, the NEO’s role and performance, the market compensation data for the NEO’s peers and the Company’s philosophies regarding the appropriate mix of short-term and long-term compensation and internal equity, as described above.

During 2006, the Compensation Committee reviewed a competitive benchmark study of long-term incentive trends in financial services, which indicated that just under half of the total compensation for proxy-named executives of financial services peers was in the form on long-term incentives and that several peer companies used performance features for long-term restricted stock incentives. Consistent with these benchmark trends, the Compensation Committee awarded the NEOs stock options (vesting over a four-year period) and performance-contingent restricted stock units as set forth in the following table. The Compensation Committee did not establish separate performance-based criteria for the stock options, as the value of an option is inherently tied to the future performance of the Company’s stock. The Committee established performance-based criteria for the restricted stock units, varying the size of the award based upon the Company’s ROE performance relative to budget and conditioning the receipt of any award upon the Company achieving at least 90% of its budgeted 2006 ROE.

2006 Executive Equity Compensation Structure

		Restricted Stock Units: Performance-Contigent Grants earned awards to vest December 1, 2007
Name	Stock Options 4-year vesting	No Award 2006 ROE < 90% of budgeted ROE	50% of Target Award 2006 ROE = 90% to 99% of budgeted ROE	Target Award 2006 ROE = 100% to 109% of budgeted ROE	150% of Target Award 2006 ROE = 110% to more of budgeted ROE
Ken Wilcox	23,500	0	5,000	10,000	15,000
Greg Becker	10,000	0	2,125	4,250	6,375
Jack Jenkins-Stark	10,000	0	2,125	4,250	6,375
Marc Verissimo	10,000	0	2,125	4,250	6,375
Harry Kellogg	7,500	0	1,625	3,250	4,875

The Company’s 2006 ROE was between 90% and 99% of budget, yielding the awards set forth in the column entitled “50% of Target Award.”  In calculating ROE, the Committee excluded the items described above under “Elements of Compensation—Incentive Compensation Plan (“ICP”).”

The earned performance-contingent restricted stock units are subject to additional time-based vesting, and will fully vest on December 1, 2007. This vesting date was selected so that vesting and release of earned shares would occur during an open trading window under our insider trading policy.

Retention Program (“RP”)

Each NEO is eligible to participate in the Company’s Retention Program, a long-term incentive plan that allows executives to share directly in the Company’s investment success. This program serves the Company’s retention goals by providing a long-term cash incentive. It serves the Company’s overall compensation goals by linking the NEOs’ long-term financial incentives to the success of the different SVB Financial Group business units. In addition, because the RP program is funded in part based upon the performance of SVB Capital and SVB Alliant and in part based upon the performance of SVB Silicon Valley Bank, it encourages the NEOs to focus their attention both on the growth and performance of our developing business units as well as on the continued performance of our largest business unit, SVB Silicon Valley Bank.

Under the Retention Program, a separate plan is adopted and plan participants are designated for each fiscal year. Plan participants are granted an interest in the distributions made on certain designated investments made by the Company, as well as certain fees received by the Company (or its affiliates), during the applicable year. Specifically, participants share in:  (i) returns from designated investments made by the Company and its affiliates, including investments in certain venture capital funds and certain direct equity investments; (ii) income realized from the exercise of and the subsequent sale of shares obtained through the exercise of warrants held by the Company; (iii) SVB Alliant revenues; and (iv) other designated amounts as determined by the Committee. The Committee determines individual NEO allocations in the Retention Plan based on individual performance, the individual’s role and the total number of Plan participants. Each allocation gives the NEO a stated percentage or dollar interest in the future returns on the designated investments and fees in the pool. (The interests are not in the underlying investments themselves, but rather in future distributions or returns to the Company on such investments.) Distributions received by the Company are paid to the participants over the term of the applicable plan, which is generally ten years.

The following sub-plans under the Retention Program are currently in effect and are governed under the Amended and Restated Retention Program Plan: 1998 Retention Plan, 1999 Retention Plan, 1999A Retention Plan, 2000 Retention Plan, 2000 Director Compensation Plan, 2001 Retention Plan, 2001 Director Compensation Plan, 2002 Retention Plan, 2002 Director Compensation Plan, 2002A Select Retention Plan, 2003 Retention Plan, 2004 Retention Plan, 2005 Retention Plan, and 2006 Retention Plan.

For 2006, the Compensation Committee allocated a 10% interest in the Retention Plan to Mr. Wilcox and allocated a 5% interest to each of the other NEOs.

The Retention Program contains provisions for continued payments following a termination of employment under certain limited circumstances. The specific provisions vary by Plan but generally provide for continued participation for long-term employees who were terminated without cause and/or who retire at the age of 55 or over.

Employee Retirement Benefits

Our NEOs are eligible to participate in our qualified retirement plan, the SVB Financial Group 401(k) and Employee Stock Ownership Plan, which is available to all of our regular U.S.-based employees. The SVB Financial Group 401(k) and Employee Stock Ownership Plan is the only Company-funded retirement plan offered to executives.

Our employees, including our NEOs, may make voluntary 401(k) pre-tax deferrals up to the maximum provided for by Internal Revenue Service regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account. We have elected to design our retirement plan to vest 401(k) matching contributions immediately upon deposit in order to retain a competitive advantage in attracting and retaining employees, as well as to qualify the plan as a safe harbor plan under the Employee Retirement Income Security Act of 1974 (ERISA).

The plan also includes an Employee Stock Ownership Plan (“ESOP”), through which we make discretionary annual contributions ranging from 0% to 10% of eligible compensation under Internal Revenue Section 401(a). The Compensation Committee determines the amount of the ESOP contribution annually based upon the Company’s achievement of budgeted profit. For performance equal to budgeted profit, the Company funds ESOP contributions at 5% of each eligible employee’s calendar year W-2 compensation (up to the maximum allowable compensation under Internal Revenue Section 401(a)).  For performance above budget, the Company funds increasing ESOP contributions, up to a maximum of 10%. For performance below budget, the Company funds decreasing ESOP contributions. The plan establishes a minimum performance threshold below which no ESOP contribution is funded; for 2006, this threshold was the same as the ICP threshold described under “Elements of Compensation—Incentive Compensation Plan (“ICP”)” above. All eligible employees receive an ESOP contribution regardless of whether or not they make deferrals in the 401(k) component of the plan. ESOP contributions are determined in accordance with the Plan and are not adjusted to reflect individual performance. In 2006, ESOP contributions amounted to approximately 5.5% of eligible compensation. ESOP contributions vest in full after the individual has completed five years of vesting service with the Company.

Deferred Compensation

In order to help our NEOs achieve their retirement objectives, we offer each NEO the opportunity to participate in our Deferred Compensation Plan (“DCP”). The DCP allows the executive to tax defer a portion of their income, beyond what is allowed to be deferred under IRS regulations in the Company’s qualified retirement plan. Specifically, each individual may defer 5% to 25% of their base pay and 5% to 100% of eligible incentive bonuses during each Plan Year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the Plan, nor do we make any other contributions to the Plan. Further information regarding the DCP is set forth in “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

Health and Welfare Benefits

Our NEOs are eligible to participate in our standard health and welfare benefits program, which provides insured medical, dental, life, accident, and disability coverage to all of our eligible U.S.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees. We provide all eligible employees with a $190 monthly credit to purchase coverage for themselves and their eligible dependents. Those employees who choose not to enroll in our health and welfare benefits program receive these credits in cash.

Executive Termination Benefits

Our NEOs are covered by our Change in Control Severance Plan and the SVB Financial Group Severance Benefit Policy, both of which provide severance benefits for covered terminations of employment as defined in the plans. In the event that an executive meets the eligibility criteria for both plans, we will offset the benefits that are payable so that the total benefits paid are not duplicative. Further information regarding these benefits is set forth in “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Stock Option and Other Equity Grant Practices

Grant Practices for Executive Officers

The Compensation Committee approves all equity grants that are made to any executive officer of the Company, including the NEOs.

Typically, the Committee approves annual equity compensation grants to executives in advance at its pre-scheduled April Committee meeting, and grants are effective after the next reopening of the Company’s trading window as specified in our insider trading policy. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date. All 2006 grants to our NEOs were made in accordance with this practice.

For newly-hired executives, the Compensation Committee approves any equity grant prior to the executive’s start of employment, and the grant is effective on the executive’s date of hire, except as otherwise restricted by applicable securities laws. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date.

Grant Practices for Other Employees

In October 2003, the Board of Directors delegated authority to a special Stock Option Committee, consisting solely of our Chief Executive Officer, to make equity grants to non-executive employees under the Company’s 1997 Equity Incentive Plan. The Board established certain limits to govern the Stock Option Committee’s authority, including individual and aggregate grant limits. On May 11, 2006, the 1997 Equity Incentive Plan was replaced by the 2006 Equity Incentive Plan approved by stockholders at the 2006 Annual Meeting.  The Compensation Committee approved all equity compensation grants under the 2006 Equity Incentive Plan until October 19, 2006.

On October 19, 2006, the Board delegated authority to the Stock Committee (formerly the Stock Option Committee) to make equity grants to non-executive employees under the 2006 Equity Incentive Plan. In light of concerns that were identified during 2006 regarding the equity granting practices of certain companies, the Board expanded  the Stock Committee’s membership to also include the Chairman of the Board and augmented the rules governing grants by the Stock Committee. The Board made these changes in the interest of sound governance and not in response to any issues or concerns with the Company’s historical grant practices.

Under the new authority, the Board has delegated authority to the Stock Committee to make equity grants to non-executive employees (other than employees of any level reporting directly to the Chief Executive Officer). The Stock Committee may make grants only within established individual employee and aggregate share limits and in accordance with established requirements regarding the term, vesting period, exercise price and other terms and conditions for the grant. In addition, all grants of stock options and stock appreciation rights made by the Stock Committee must be made (or become effective) on the first Monday of each month or, where the first Monday is a Company-observed U.S. holiday, on the first Tuesday of such month. The Stock Committee must approve all grants in writing on or before the date of grant, subject to the respective employee remaining an employee as of the date of grant. Finally, management must periodically update the Compensation Committee regarding all grants made by the Stock Committee and must periodically provide a certification by the Stock Committee that all grants during the reporting period were made in accordance with the limits and procedures. Any grant that does not meet the requirements established for the Stock Committee must be made by the Compensation Committee.

It is the Company’s policy to disclose the value of executive equity grants in the Summary Compensation Table and other reports in accordance with the requirements of the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment (“FAS 123R”). Values reported in the Summary Compensation Table reflect the recognized compensation cost of awards, before reflecting assumed forfeitures, over the requisite service period. These amounts include compensation cost recognized in the 2006 financial statements with respect to awards granted during this fiscal year as well as awards granted in previous fiscal years.

Equity Ownership Guidelines for Executive Officers

In January 2004, the Board of Directors approved the adoption of stock ownership guidelines for the Company’s executive officers, including the NEOs. The Compensation Committee updated these guidelines in 2006 to increase the ownership guideline for the Chief Executive Officer and to stratify the ownership guidelines for other executive officers into two tiers based on their total compensation levels.

The Company’s stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management. Under the amended guidelines, the Board has recommended that the Chief Executive Officer own a minimum of 50,000 shares of the Company’s Common Stock, that the Chief Financial Officer, Chief Operating Officer—Commercial Bank, and Chief Strategy Officer each own a minimum of 12,000 shares of the Company’s Common Stock, and that all other executive officers each own a minimum of 9,500 shares of the Company’s Common Stock. Each executive is given five years after assuming the stated role to reach the designated ownership level, and (subject to exceptions granted by the Compensation Committee due to personal financial reasons) must meet intermediate levels after one and three years. These intermediate levels are 12,500 and 30,000 shares, respectively, for the Chief Executive Officer; 3,000 and 8,000 shares, respectively, for the Chief Financial Officer, Chief Operating Officer—Commercial Bank, and Chief Strategy Officer; and 2,500 and 6,500, respectively, for the other executive officers.

The Compensation Committee reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Committee considers the following as shares owned: 1) shares privately held; 2) shares owned through investment in the SIVB stock fund in the Company’s 401(k)/Employee Stock Ownership Plan; and 3) unvested restricted stock. The Committee does not consider vested or unvested stock options to be shares owned for purposes of evaluating adherence to the ownership guidelines.

As of December 31, 2006, each named executive officer met the applicable ownership guideline.

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our named executive officers during the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Stock Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Plan Compensation ($)	All Other Compensation ($)		Total ($)
Ken Wilcox, Chief Executive Officer	2006	$566,320	$435,000	$642,598	$808,561	$0	$0	$242,546	(2)	$2,695,025
Jack Jenkins-Stark, Chief Financial Officer	2006	$276,899	$220,000	$379,108	$353,212	$0	$24,950	$114,557	(3)	$1,368,726
Greg Becker, Chief Operating Officer	2006	$282,695	$250,000	$293,239	$322,166	$0	$10,977	$139,509	(4)	$1,298,587
Marc Verissimo, Chief Strategy Officer	2006	$286,886	$205,000	$293,239	$324,066	$0	$0	$162,645	(5)	$1,271,837
Harry Kellogg, Vice Chair	2006	$311,262	$200,000	$222,297	$282,910	$0	$0	$140,922	(6)	$1,157,392

(1)                 Values indicated for stock awards and stock option awards reflect the recognized FAS123R compensation expense, before reflecting assumed forfeitures, during the fiscal year for all stock or stock option awards.

(2)                 Other compensation for Ken Wilcox includes: a) Retention Plan payment of $200,476; b) 401(k) Savings Plan matching contribution of $11,000; c) Employee Stock Ownership Plan contribution of $11,258; and d) health and welfare benefits of $19,812 paid by the Company.

(3)                 Other compensation for Jack Jenkins-Stark includes: a) Retention Plan payment of $79,796; b) 401(k) Savings Plan matching contribution of $11,000; c) Employee Stock Ownership Plan contribution of $11,258; and d) health and welfare benefits of $12,503 paid by the Company.

(4)                 Other compensation for Greg Becker includes: a) Retention Plan payment of $99,554; b) Warrant Incentive Plan payment of $150; c) 401(k) Savings Plan matching contribution of $11,000; d) Employee Stock Ownership Plan contribution of $11,258; and e) health and welfare benefits of $17,548 paid by the Company.

(5)                 Other compensation for Marc Verissimo includes: a) Retention Plan payment of $104,516; b) guaranteed bonus of $15,750 paid in April 2006 (in conjunction with a $500,000 interest-free loan made to Marc Verissimo, the Company’s Chief Strategy Officer, the Bank agreed in April 2001 to pay Mr. Verissimo a guaranteed annual bonus of $15,750 for five years, subject to his continued employment by the Company, to cover taxes on the imputed interest on the loan, with the first such bonus paid in April 2001 and the final bonus payable in April 2006); c) 401(k) Savings Plan matching contribution of $11,000; d) Employee Stock Ownership Plan contribution of $11,258; and e) health and welfare benefits of $20,121 paid by the Company.

(6)                 Other compensation for Harry Kellogg includes: a) Retention Plan payment of $114,558; b) Employee Stock Ownership Plan contribution of $11,258; and c) health and welfare benefits of $15,106 paid by the Company.

The valuation of stock awards and stock options provided in the Summary Compensation Table above utilize the FAS123R valuation assumptions described in the “Notes to the Consolidated Financial Statements” section of the Company’s Annual Report on Form 10-K, as filed with the SEC on March 1, 2007.

We currently do not maintain any employment agreements with any of our named executive officers.

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including both equity awards and non-equity incentive awards under plans, made to our named executive officers during the year ended December 31, 2006.

GRANTS OF PLAN-BASED AWARDS

		Compensation	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise of Base Price	Grant Date Fair Value of Stock
Name	Grant Date	Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units(2)	Underlying Options	of Option Awards	and Option Awards
Ken Wilcox	May 2, 2006	April 19, 2006							5,000			$251,900
Ken Wilcox	May 2, 2006	April 19, 2006								23,500	$50.38	$423,080
Jack Jenkins-Stark	May 2, 2006	April 19, 2006							2,125			$107,058
Jack Jenkins-Stark	May 2, 2006	April 19, 2006								10,000	$50.38	$180,034
Greg Becker	May 2, 2006	April 19, 2006							2,125			$107,058
Greg Becker	May 2, 2006	April 19, 2006								10,000	$50.38	$180,034
Marc Verissimo	May 2, 2006	April 19, 2006							2,125			$107,058
Marc Verissimo	May 2, 2006	April 19, 2006								10,000	$50.38	$180,034
Harry Kellogg	May 2, 2006	April 19, 2006							1,625			$81,868
Harry Kellogg	May 2, 2006	April 19, 2006								7,500	$50.38	$135,026

(1)                 For the performance-contingent restricted stock grants to the NEOs made in 2006, the performance achievement was determined at FYE based upon the performance criteria presented previously under the section of the Compensation Discussion and Analysis entitled “Equity Incentive Plan”. Since the achievement under this performance-contingent restricted stock grant was determined at FYE, there are no estimated future payouts to be disclosed in the table above.

(2)                 The restricted stock unit grant was structured to be entirely contingent upon the Company achieving at least 90% of its budgeted 2006 ROE. The number of restricted stock units actually granted to each named executive officer was scaled based on the percentage of actual ROE achieved against budget. This amount reflects the restricted stock units actually earned under this performance-based structure. The earned performance-contingent restricted stock units are also subject to additional time-based vesting, and will fully vest on December 1, 2007, subject to continued employment through that date.

The Company did not re-price or otherwise materially modify any outstanding option or other equity-based award during 2006.

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted shares) or were exercised (in the case of stock options) by the named executive officers during the year ended December 31, 2006, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ken Wilcox(1)	96,000	$3,071,154	18,844	$883,590
Jack Jenkins-Stark(2)	25,000	$277,925	11,672	$570,398
Greg Becker	3,750	$135,807	8,672	$406,478
Marc Verissimo	40,379	$1,380,762	8,672	$406,478
Harry Kellogg(3)	79,000	$3,078,270	6,422	$300,525

(1)          Exercises for Ken Wilcox were effected pursuant to a Rule 10b5-1 trading plan entered into on May 10, 2005.

(2)          Exercises for Jack Jenkins-Stark were effected pursuant to a Rule 10b5-1 trading plan entered into on November 15, 2006.

(3)          Exercises for 35,000 shares of the 79,000 total exercised by Mr. Kellogg were effected pursuant to a Rule 10b5-1 trading plan entered into as of February 16, 2006. The 10b5-1 trading plan for Mr. Kellogg expired on October 25, 2006.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth all outstanding equity awards to the named executive officers as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Ken Wilcox	30,000	0	0	$8.9380	January 21, 2009
	10,000	0	0	$23.6880	April 20, 2010
	25,000	0	0	$26.0000	November 16, 2011
	50,000	0	0	$30.8400	May 30, 2012
	30,000	0	0	$17.0700	November 8, 2012
	22,500	7,500	0	$25.1700	May 8, 2008
	22,500	7,500	0	$35.2600	November 3, 2008
	15,000	15,000	0	$36.5600	April 23, 2011
	8,125	24,375	0	$46.3100	April 26, 2012
	0	23,500	0	$50.3800	May 2, 2013
						4,687	$218,508	0	$0
						5,000	$233,100	0	$0
Jack Jenkins-Stark	0	25,000	0	$35.5400	April 23, 2011
	3,750	11,250	0	$46.3100	April 26, 2012
	0	10,000	0	$50.3800	May 2, 2013
						1,000	$46,620	0	$0
						2,343	$109,231	0	$0
						2,125	$99,068	0	$0
Greg Becker	7,500	0	0	$15.0310	August 4, 2008
	20,000	0	0	$23.6880	April 20, 2010
	20,000	0	0	$26.0630	March 14, 2011
	7,500	0	0	$26.0000	November 16, 2011
	20,000	0	0	$24.0300	January 17, 2012
	7,500	0	0	$31.2900	April 17, 2012
	15,000	0	0	$19.2400	November 5, 2012
	5,625	1,875	0	$25.1700	May 8, 2008
	11,250	3,750	0	$35.2600	November 3, 2008
	7,500	7,500	0	$36.5600	April 23, 2011
	3,750	11,250	0	$46.3100	April 26, 2012
	0	10,000	0	$50.3800	May 2, 2013
						2,343	$109,231	0	$0
						2,125	$99,068	0	$0
Marc Verissimo	12,000	0	0	$23.6880	April 20, 2010
	25,000	0	0	$26.0630	March 14, 2011
	12,500	0	0	$26.0000	November 16, 2011
	12,500	0	0	$31.2900	April 17, 2012
	3,621	0	0	$17.0700	November 8, 2012
	11,250	3,750	0	$25.1700	May 8, 2008
	11,250	3,750	0	$35.2600	November 3, 2008
	7,500	7,500	0	$36.5600	April 23, 2011
	3,750	11,250	0	$46.3100	April 26, 2012
	0	10,000	0	$50.3800	May 2, 2013
						2,343	$109,231	0	$0
						2,125	$99,068	0	$0
Harry Kellogg	20,000	0	0	$8.9380	January 21, 2009
	10,000	0	0	$23.6880	April 20, 2010
	2,500	0	0	$31.1880	October 18, 2010
	25,000	0	0	$26.4000	April 19, 2011
	15,000	0	0	$26.0000	November 16, 2011
	15,000	0	0	$31.2900	April 17, 2012
	15,000	0	0	$17.0700	November 8, 2012
	0	2,500	0	$25.1700	May 8, 2008
	6,000	2,500	0	$35.2600	November 3, 2008
	7,500	7,500	0	$36.5600	April 23, 2011
	2,500	7,500	0	$46.3100	April 26, 2012
	0	7,500	0	$50.3800	May 2, 2013
						2,343	$109,231	0	$0
						1,625	$75,758	0	$0

The exercise price for each of the above stock option grants is equal to the closing market price on the grant date. Each stock option grant vests in equal annual installments over a four year period. Vesting for the restricted stock units is as set forth in footnote 2 of the “Grant of Plan-Based Awards” table.

Pension Benefits

The Company does not maintain any defined benefit pension plans. As a result, none of the named executive officers has any accumulated benefits under any Company defined benefit pension plan.

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under the Company’s Deferred Compensation Plan. The Company does not maintain any other nonqualified deferred compensation program for its named executive officers.

Under the Company’s Deferred Compensation Plan, each of the NEOs may defer 5% to 25% of their base pay and 5% to 100% of eligible incentive bonuses during each Plan Year. Deferred amounts appear in the Summary Compensation Table, above, in the columns Salary and/or Bonus, as applicable.

We establish and maintain a bookkeeping account for each participant, which reflects the deferrals made by the executive along with any earnings, expenses, gains and losses credited thereto. The amount in a Participant’s bookkeeping account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the Participant (or their beneficiary) from among the investment options designated for this purpose by the Company. A Participant may, in accordance with rules and procedures we establish, change their designated investment options for existing or new deferrals. Distributions or withdrawals from the plan will be made in full compliance with the requirements of Internal Revenue Code Section 409A. The amount shown in the column “Aggregate Earnings in Last FY” reflects the hypothetical investment earnings and/or losses on the NEO’s designated investment options.

The Company does not match executive deferrals to the Plan or make any other contributions to the Plan. Please refer to the Compensation Discussion and Analysis section entitled “Deferred Compensation” for additional detail regarding our Deferred Compensation Plan.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY		Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Ken Wilcox	N/A		N/A	N/A	N/A	N/A
Jack Jenkins-Stark	$197,681	(1)	$0	$24,950	$0	$290,667
Greg Becker	$74,708	(2)	$0	$10,977	$0	$115,702
Marc Verissimo	N/A		N/A	N/A	N/A	N/A
Harry Kellogg	N/A		N/A	N/A	N/A	N/A

(1)          Deferred Compensation Plan contributions for Jack Jenkins-Stark during fiscal 2006 included: a) deferral of $54,524 in 2006 base salary; b) deferral of $132,500 from his 2005 bonus paid in February 2006; and c) deferral of $10,656 from his 2005 Retention Plan payout paid in February 2006.

(2)          Deferred Compensation Plan contributions for Greg Becker during fiscal 2006 included: a) deferral of $61,250 from his 2005 bonus paid in February 2006; and b) deferral of $13,458 from his 2005 Retention Plan payout paid in February 2006.

Other Post-Employment Payments

Our NEOs are covered by our Change in Control Severance Plan and the SVB Financial Group Severance Benefit Policy, both of which provide severance benefits for covered terminations of employment as defined in the plans.

Change in Control Severance Plan

Our Change in Control Severance Plan, adopted in 2006, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated (or they resign from such employment for a good reason, as defined by the Plan) following a change in control of the Company. The Company adopted this Plan in order to ensure that its executives did not have a disincentive to consider and, where determined by the Board or stockholders, as appropriate, to be in the Company’s best interests, to act diligently to promote a change in the control of the Company. The Change in Control Severance Plan superseded a broader Change in Control Policy that the Company had adopted in August 2000.

The plan provides for a Company-paid cash severance payment equal to 300% of base salary and target ICP bonus for the Chief Executive Officer, 200% of base salary and target ICP bonus for the Chief Financial Officer, Chief Operating Officer—Commercial Bank and Chief Strategy Officer, and 100% of base salary and target ICP bonus for the other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, full vesting of Company contributions to tax-qualified retirement plans, certain outplacement services and, if the total change-in-control benefits to an individual executive exceed the Internal Revenue Code Section 280G limit by more than 10%, a tax gross-up to cover that executive’s excise taxes. (If the total change-in-control benefits to an individual executive do not exceed the Internal Revenue Code Section 280G limit by more than 10%, the Company will cut back the benefits to that executive to the reduced amount necessary so that no excise tax is triggered.)

In addition to the benefits provided under the Change in Control Severance Plan, the Company’s 1997 Equity Incentive Plan provides for full vesting of outstanding awards in the event of a change in control of the Company, as defined in that plan.  The Company’s 2006 Equity Incentive Plan provides for full vesting of outstanding awards in the event of a change in control of the Company (as defined in that plan) unless each outstanding stock award will be assumed or an equivalent stock option or right is substituted by the successor corporation or a parent or subsidiary of the successor corporation.

The circumstances that constitute a “Change in Control” are set forth in the Plan. Generally speaking, a Change in Control includes a merger or consolidation, other than a merger or consolidation in which the owners of the Company’s voting securities own fifty percent (50%) or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of the Company’s assets; an acquisition by any person, directly or indirectly, of 50% or more of the Company’s voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of the Company’s voting securities and, within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the directors are incumbent directors.

The Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the Plan. Specifically, unless the Company provides otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with the Company or its affiliates, or any customer of the Company or its affiliates, for 18 months with respect to the Chief Executive Officer, 12 months for the Chief Financial Officer, Chief Operating Officer—Commercial Bank and Chief Strategy Officer, and six months for other covered executives. In addition, unless the Company provides otherwise in writing, the executive may not directly or indirectly solicit, recruit or otherwise hire or attempt to hire any employee of the Company or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in favor of the Company covering all claims arising out of the executive’s involuntary termination of employment and employment with the Company and its affiliates.

Any benefits payable to an executive under this Plan are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Group Severance Benefit Policy.

SVB Financial Group Severance Benefit Policy

The Company’s Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring, or such other circumstances as the Company deems appropriate for the payment of severance benefits. The Policy is intended to promote the Company’s ability to modify its workforce and structure while providing a reasonable level of certainty and job security to its employees. The Policy covers all regular full-time or regular part-time employees, including the named executive officers.

The Policy provides for a Company-paid cash severance payment equal to six weeks’ pay per year of service, with a minimum benefit of six months’ pay and a maximum benefit of one year’s pay. In addition, under the Policy the Company continues to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pays for certain designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this Policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Severance Plan. Benefits payable under our Severance Benefit Policy are conditioned upon the affected employee 1) remaining employed through the last day of work designated by the Company; 2) return of company property and settlement of expenses; and 3) the affected employee signing a general waiver and release of claims in a form reasonably acceptable to the Company.

The following table summarizes the payments which would be payable to our named executive officers in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination after a change-in-control, death, and disability.

PAYMENTS UPON TERMINATION OF EMPLOYMENT

	KEN WILCOX, CHIEF EXECUTIVE OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control	Death	Disability
Cash severance pay	$0	$0	$575,000	$3,450,000	$0	$0
Market value of vested, exercisable stock options(1)	$4,442,424	$0	$4,442,424	$4,442,424	$4,442,424	$4,442,424
Market value of unvested stock options which would vest(2)	$0	$0	$0	$404,531	$0	$0
Market value of unvested restricted stock which would vest(3)	$0	$0	$0	$451,608	$0	$0
Company-paid health benefits	$0	$0	$17,513	$17,513	$0	$0
Accelerated retirement plan vesting(4)	$0	$0	$0	$0	$0	$0
Company-paid outplacement benefits	$0	$0	$15,000	$15,000	$0	$0
Deferred Compensation Plan balance payable(5)	$0	$0	$0	$0	$0	$0
280G tax gross-up(6)	$0	$0	$0	$0	$0	$0
TOTAL	$4,442,424	$0	$5,049,937	$8,781,076	$4,442,424	$4,442,424

	JACK JENKINS-STARK, CHIEF FINANCIAL OFFICER
Compensation and Benefits	Voluntary Resignation	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control	Death	Disability
Cash severance pay	$0	$0	$139,000	$945,200	$0	$0
Market value of vested, exercisable stock options(1)	$1,162	$0	$1,162	$1,162	$1,162	$1,162
Market value of unvested stock options which would vest(2)	$0	$0	$0	$280,488	$0	$0
Market value of unvested restricted stock which would vest(3)	$0	$0	$0	$254,918	$0	$0
Company-paid health benefits	$0	$0	$10,751	$10,751	$0	$0
Accelerated retirement plan vesting(4)	$0	$0	$18,343	$18,343	$18,343	$18,343
Company-paid outplacement benefits	$0	$0	$7,500	$7,500	$0	$0
Deferred Compensation Plan balance payable(5)	$290,667	$290,667	$290,667	$290,667	$290,667	$290,667
280G tax gross-up(6)	$0	$0	$0	$0	$0	—
TOTAL	$291,829	$290,667	$467,423	$1,809,029	$310,172	$310,172

	GREG BECKER, CHIEF OPERATING OFFICER
Compensation and Benefits	Voluntary Resignation	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control	Death	Disability
Cash severance pay	$0	$0	$284,000	$965,600	$0	$0
Market value of vested, exercisable stock options(1)	$2,563,891	$0	$2,563,891	$2,563,891	$2,563,891	$2,653,891
Market value of unvested stock options which would vest(2)	$0	$0	$0	$161,756	$0	$0
Market value of unvested restricted stock which would vest(3)	$0	$0	$0	$208,298	$0	$0
Company-paid health benefits	$0	$0	$15,782	$15,782	$0	$0
Accelerated retirement plan vesting(4)	$0	$0	$0	$0	$0	$0
Company-paid outplacement benefits	$0	$0	$7,500	$7,500	$0	$0
Deferred Compensation Plan balance payable(5)	$115,702	$115,702	$115,702	$115,702	$115,702	$115,702
280G tax gross-up(6)	$0	$0	$0	$0	$0	$0
TOTAL	$2,679,593	$115,702	$2,986,875	$4,038,529	$2,679,593	$2,769,593

	MARC VERISSIMO, CHIEF STRATEGY OFFICER
Compensation and Benefits	Voluntary Resignation	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control	Death	Disability
Cash severance pay	$0	$0	$289,000	$992,800	$0	$0
Market value of vested, exercisable stock options(1)	$1,791,210	$0	$1,791,210	$1,791,210	$1,791,210	$1,791,210
Market value of unvested stock options which would vest(2)	$0	$0	$0	$201,975	$0	$0
Market value of unvested restricted stock which would vest(3)	$0	$0	$0	$208,298	$0	$0
Company-paid health benefits	$0	$0	$18,339	$18,339	$0	$0
Accelerated retirement plan vesting(4)	$0	$0	$0	$0	$0	$0
Company-paid outplacement benefits	$0	$0	$7,500	$7,500	$0	$0
Deferred Compensation Plan balance payable(5)	$0	$0	$0	$0	$0	$0
280G tax gross-up(6)	$0	$0	$0	$0	$0	$0
TOTAL	$1,791,210	$0	$2,106,049	$3,220,122	$1,791,210	$1,791,210

	HARRY KELLOGG, VICE CHAIR
Compensation and Benefits	Voluntary Resignation	Involuntary Termination For Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in-Control	Death	Disability
Cash severance pay	$0	$0	$313,000	$485,150	$0	$0
Market value of vested, exercisable stock options(1)	$2,653,925	$0	$2,653,925	$2,653,925	$2,653,925	$2,653,925
Market value of unvested stock options which would vest(2)	$0	$0	$0	$159,800	$0	$0
Market value of unvested restricted stock which would vest(3)	$0	$0	$0	$184,988	$0	$0
Company-paid health benefits	$0	$0	$13,265	$13,265	$0	$0
Accelerated retirement plan vesting(4)	$0	$0	$0	$0	$0	$0
Company-paid outplacement benefits	$0	$0	$7,500	$7,500	$0	$0
Deferred Compensation Plan balance payable(5)	$0	$0	$0	$0	$0	$0
280G tax gross-up(6)	$0	$0	$0	$0	$0	$0
TOTAL	$2,653,925	$0	$2,987,690	$3,504,628	$2,653,925	$2,653,925

(1)                 The market value of vested, exercisable stock options is calculated assuming a market value of $46.62 per share (the closing share price at FYE). The high variation of values among our NEOs is attributable primarily to and reflects the variation in length of employment among our NEOs. Mr. Wilcox, Mr. Becker, Mr. Verissimo, and Mr. Kellogg have all been employed by the Company for 16, 13, 13, and 20 years respectively. In contrast, Mr. Jenkins-Stark has been employed for 2 years and thus has significantly fewer aggregate equity grants.

(2)                 The market value of unvested stock options which would accelerate in vesting under a Change in Control is calculated assuming a market value of $46.62 per share (the closing share price at FYE).

(3)                 The market value of unvested restricted stock which would accelerate in vesting under a Change in Control is calculated assuming a market value of $46.62 per share (the closing share price at FYE).

(4)                 All Named Executive Officers with the exception of Jack Jenkins-Stark are already fully vested in their retirement plan account.

(5)                 Deferred Compensation Plan balances for Jack Jenkins-Stark and Greg Becker reflect account balances at FYE. Other NEOs do not participate in our Deferred Compensation Plan.

(6)                 Change in control benefits do not exceed the 280G safe harbor limits for any of our named executive officers, therefore there is no 280G gross-up required under the Company’s Change in Control Severance Plan.

COMPENSATION FOR DIRECTORS

The following table sets forth the amounts paid to each of the Company’s Directors during the year ended December 31, 2006.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(1)	Total	Grant Date Fair Value of Stock and Option Awards ($)(2)
Alex W. Hart(3)	$132,375	$182,123	$0	$0	$0	$1,039	$315,537	$193,960
Eric A. Benhamou(4)	$38,000	$91,062	$0	$0	$0	$0	$129,062	$96,980
David M. Clapper(5)	$73,250	$91,062	$0	$0	$0	$0	$164,312	$96,980
Roger F. Dunbar(6)	$103,625	$91,062	$0	$0	$0	$0	$194,687	$96,980
Joel P. Friedman(7)	$81,125	$91,062	$0	$0	$0	$0	$172,187	$96,980
G. Felda Hardymon(8)	$45,000	$91,062	$0	$0	$0	$1,039	$137,100	$96,980
C. Richard Kramlich(9)	$43,125	$91,062	$0	$0	$0	$0	$134,187	$96,980
James R. Porter(10)	$50,125	$91,062	$0	$0	$0	$3,277	$144,463	$96,980
Michaela K. Rodeno(11)	$53,625	$91,062	$0	$0	$0	$1,039	$145,725	$96,980
Larry W. Sonsini(12)	$1,750	$28,379	$0	$0	$0	$0	$30,129	$0
Kyung H. Yoon(13)	$8,250	$0	$0	$0	$0	$0	$8,250	$0

(1)                 Mr. Jim Porter received payouts for his participation in the 2000, 2001, and 2002 Retention Program plans. Pete Hart, G. Felda Hardymon, and Michaela Rodeno received payouts for their participation in the 2002 Retention Program plan.

(2)                 Grant date fair value data is provided for informational purposes and is not included in the amounts shown in the “Total” column. The share value of stock on the grant date (June 2, 2006) was $48.49 per share.

(3)                 At fiscal year end, Mr. Hart had 6,750 vested stock options and 4,000 unvested shares of restricted stock outstanding.

(4)                 At fiscal year end, Mr. Benhamou had 2,000 unvested shares of restricted stock outstanding.

(5)                 At fiscal year end, Mr. Clapper had 2,000 unvested shares of restricted stock outstanding.

(6)                 At fiscal year end, Mr. Dunbar had 2,000 unvested shares of restricted stock outstanding.

(7)                 At fiscal year end, Mr. Friedman had 2,000 unvested shares of restricted stock outstanding.

(8)                 At fiscal year end, Mr. Hardymon had 2,000 vested stock options and 2,000 unvested shares of restricted stock outstanding.

(9)                 At fiscal year end, Mr. Kramlich had 2,000 unvested shares of restricted stock outstanding.

(10)             At fiscal year end, Mr. Porter had 18,750 vested stock options and 2,000 unvested shares of restricted stock outstanding.

(11)             At fiscal year end, Ms. Rodeno had 4,750 vested stock options and 2,000 unvested shares of restricted stock outstanding.

(12)             Mr. Sonsini was a Director from January 1, 2006 to May 11, 2006. At fiscal year end, Mr. Sonsini had no outstanding equity grants.

(13)             At fiscal year end, Ms. Yoon had no outstanding equity grants.

The Board, upon the recommendation of the Compensation Committee, establishes the compensation arrangement for Directors. The Company compensates its directors using a combination of annual fees, meeting fees and annual equity awards. In prior years, the Company allowed its Directors to participate in the Company’s Retention Program. Certain long-term Directors continue to receive benefits under that Program, as described below.

In 2005, the Committee retained the consulting firm Towers Perrin to analyze the compensation programs of a peer group of similar-sized bank holding companies and review the Company’s Director compensation arrangements. In 2006, the Committee retained Towers Perrin to review the compensation arrangement for Audit Committee members, particularly in light of the Committee’s enhanced obligations under Sarbanes-Oxley. In both cases, the Committee and the Board determined that no change was necessary to existing compensation arrangements for the Company’s Directors.

The elements of compensation paid to each Director during the year ended December 31, 2006 are as follows.

Fees.   Each of the Company’s non-employee Directors received an annual fee of $25,000, a per-meeting fee of $1,000 for each Board meeting attended in person and a per-meeting fee of $500 for each Board meeting held entirely by telephone. Multi-day meetings (including the two-day Board annual strategic planning offsite meeting) are treated as multiple meetings.

The chairperson of the Board of Directors received an additional annual fee of $75,000. The chairperson of the Audit Committee received an additional annual fee of $15,000, and the chairpersons of each of the Compensation Committee, Loan Committee, Finance Committee, Governance Committee and Directors’ Loan Committee received an additional annual fee of $7,500. Each committee member received a fee of $2,500 for each Audit Committee meeting attended in person, $1,250 for each Audit Committee meeting held entirely by telephone, $1,250 for each of the other standing committee meetings attended in person, and $625 for each of the other standing committee meetings held entirely by telephone.

The members of the Board of Directors are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings in accordance with Company policy.

Restricted Stock.   During fiscal year 2006, the Company granted 4,000 shares of restricted Company stock to the Chairman of the Board (Mr. Hart) and 2,000 restricted shares to each of the other non-employee Directors elected at the 2006 Annual Meeting of Stockholders (Messrs. Benhamou, Clapper, Dunbar, Friedman, Hardymon, Kramlich and Porter, and Ms. Rodeno). The shares were granted on June 2, 2006 (immediately following the filing of the Company’s Registration Statement on Form S-8 for the 2006 Equity Plan, under which the shares were granted) and will vest in full on April 26, 2007, the date of the 2007 Annual Meeting of Stockholders, denoting the end of the 2006-2007 term as a Director.

Retention Program.   Prior to 2006, certain Directors participated in the Company’s Retention Program for which they received distributions during 2006. Messrs. Hardymon and Hart and Ms. Rodeno were participants in the 2002 plan and each received in February 2007 a distribution of $1,039. Mr. Porter was a participant in the 2000, 2001 and 2002 plans and received a distribution of $3,277 in February 2007.

During 2006, the Company paid a total of $1,575,637 in compensation to its non-employee directors.

Compensation Committee Interlocks and Insider Participation

During 2006, the Compensation Committee performed all compensation functions of the Board of Directors, including administration of the Company’s stock-based employee benefit plans. (See discussion above under “Board Committees and Meeting Attendance” for additional information on the Compensation Committee.) As noted above, the Compensation Committee is currently chaired by Ms. Rodeno, with Messrs. Hart, Kramlich and Porter and Ms. Yoon serving as members. None of the aforementioned persons has ever been an officer or employee of the Company. Mr. Wilcox does not participate in any Compensation Committee discussions related to his performance or compensation. See descriptions of related transactions between the Company and each of members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

The Company currently has in place a written policy on related party transactions (“Related Party Policy”), which governs the transactions involving the Company and certain related persons that are required to be disclosed under Item 404 of the SEC’s Regulation S-K (“S-K 404”). Under the Related Party Policy, any transaction, arrangement or relationship in which:

•       the Company is a participant,

•       the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, and

•       a related person has or will have a direct or indirect material interest,

will be considered an interested transaction and required to be approved by the Audit Committee of the Board of Directors. Transactions not required to be disclosed under S-K 404 are excluded from this policy. Any of the following persons is considered a related person under the Related Party Policy:

•       Any director or executive officer of the Company

•       Any nominee for director of the Company

•       Any holder of more than 5% of the Company’s Common Stock

•       Any immediate family member of any of the above.

Management of the Company has primary responsibility for identifying such related party transactions, which may include, from time to time, loan transactions by the Company or the Bank, investments through SVB Capital, and other business transactions involving our subsidiaries, such as SVB Alliant, SVB Analytics or SVB Global. The Audit Committee has responsibility for reviewing these transactions for potential conflicts of interests and approving them (or denying approval, as the case may be). Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, as a ratification or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson.

Insider Loan Policy

The Bank has in place a policy, as approved by the Directors’ Loan Committee of the Bank’s Board, which permits the Bank to make loans to directors, executive officers and principal shareholders (“Insiders”) and the related interests of those Insiders (“Insider Loans”). The Insider Loan policy is designed to comply with Regulation O of the Federal Reserve Act. Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002 as they are made by the Bank and subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Pursuant to Regulation O, the Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (a) are approved in advance by a majority of the Board of Directors of the Bank; (b) are extended under the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with other Bank clients; and (c) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval must not participate either directly or indirectly in the voting to approve such extension of credit. Prior approval of the Board of Directors of the Bank is not required for an extension of credit made pursuant to a line of credit that was approved by the Board of Directors within 14 months of the date of the extension so long as the aggregate amount of all outstanding extensions of credit to the Insider does not exceed $500,000.

The Insider Loan policy also limits the aggregate amount of all loans to any Insider and his or her related interests. The Insider Loan policy also prohibits the Bank from paying an overdraft on a personal bank account of an Insider except if the overdraft is inadvertent, the aggregated amount of all overdrafts to the Insider at any time is $1,000 or less and the overdraft is outstanding for less than five business days.

Loan Transactions

In August 2000, the Company made an unsecured interest-free loan in the amount of $500,000 to Marc Verissimo, our Chief Strategy Officer, to assist in the purchase of his primary residence. The largest principal amount outstanding during 2006 was $500,000. This loan matured in March 2006 but was repaid in full in February 2006.

During 2006, the Bank made loans to related parties, including certain companies in which certain of our directors, or venture funds with which our directors are affiliated, are beneficial owners of ten percent or more of the equity securities of such companies. Such loans: (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-related parties, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. The following are some of such loans, which have previously been disclosed in our prior periodic reports as filed with the SEC:

In October 2006, the Bank renewed a line of credit in the amount of $1.0 million to Skalli Corporation (dba St. Supery Vineyards and Winery), a company of which Michaela Rodeno, one of our directors, is the Chief Executive Officer. The largest principal amount outstanding during 2006 was $300,000. The interest rate for this loan is 30-day LIBOR plus 225 basis points. The loan expires in October 2008.

In May 2006, the Bank extended a revolving line of credit in the aggregate principal amount of $60 million to NEA XII, L.P. Mr. C. Richard Kramlich, one of our directors, is a partner of NEA Partners 12, LP, which acts as the General Partner for NEA XII, L.P. Amounts outstanding under the line of credit are secured by the right to receive proceeds of capital calls from the borrower’s limited partners. The largest principal amount outstanding during 2006 was $45.5 million. The line of credit has, at the borrower’s option, an interest rate of prime or 30-day LIBOR plus 275 basis points, and expires in May 2007.

In April 2006, the Bank extended a letter of credit in the amount of $200,000 to SurgRx, Inc. with which David Clapper, one of our directors, is Chief Executive Officer and President. The letter of credit initially matures in April 2007, but will be automatically renewed unless affirmatively terminated by SurgRx until its final expiry in May 2010. The letter of credit is secured by a certificate of deposit pledged by SurgRx and held by the Bank. The largest principal amount outstanding under the line of credit during 2006 was $200,000.

In December 2004, the Bank extended a line of credit in the amount of $1.3 million to Deer VI & Co, LLC, with which Felda Hardymon, one of our directors, is a member with a non-voting interest. The loan was unsecured and was fully guaranteed by Deer Management Co., LLC, with which Mr. Hardymon is also a member with a non-voting interest. The original line expired in September 2005, and was extended and increased to $2.0 million in November 2005. The increased line expires in September 2007, with interest payable quarterly. The interest rate for the loan is the Bank’s prime rate minus one half of one percent. The largest principal amount outstanding during 2006 was $1.7 million.

Fund Investments

In 2000, we formed two venture investment funds: SVB Strategic Investors Fund, L.P. (“SIF I”) and Silicon Valley BancVentures, L.P. (“SVBV”). SIF I is a $121.8 million fund that primarily invests in private equity funds and SVBV is a $56.1 million direct equity investment fund that invests in privately-held companies. Both funds are managed by their respective general partners, which are wholly-owned subsidiaries of the Company and hold a minority interest in the respective funds. Certain of our directors have also invested in the funds and hold a minority interest: Messrs. Hardymon (through his family partnership) ($900,000) and Porter ($450,000) are limited partners of SIF I, and Messrs. Hardymon (through his family limited partnership) ($1.5 million) and Kramlich ($1.0 million) are limited partners of SVBV. Mr. H.A. Schupf, a principal stockholder, is also a limited partner of SVBV ($500,000).

In 2004, we formed SVB Strategic Investors Fund II, L.P. (“SIF II”). SIF II is a $175.0 million fund that primarily invests in other private equity funds. SIF II is managed by its general partner, which is a wholly-owned subsidiary of the Company and holds a minority interest in the fund. Certain of our directors have invested in SIF II and hold a minority interest as limited partners: Messrs. Hardymon (through his family limited partnership) ($1.0 million) and Porter ($100,000).

In 2006, we formed SVB India Capital Partners I, L.P. (“SICP”), a $33.9 million fund that primarily invests in privately-held companies in India. SICP is managed by its general partner, which is a wholly-owned subsidiary of the Company and holds a minority interest in the fund. Certain of our directors have invested in SICP and hold a minority interest as limited partners: Messrs. Benhamou (through Benhamou Global Ventures) ($250,000), and Friedman (through his family trust) ($100,000) and Ms. Rodeno ($250,000). Mr. H.A. Schupf, a principal stockholder, is also a limited partner of SICP ($500,000).

In 2000, we formed SVB Qualified Investor Fund LLC (“QIF”), a $7.6 million investment fund for employees that met certain eligibility requirements. To be eligible to participate in QIF, an employee must be of a certain grade level and must be an “accredited investor,” as such term is defined by the SEC. QIF was initially capitalized by commitments and contributions from certain eligible employees including our senior management. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF’s principal purpose is to invest in a select number of private equity funds managed primarily by us or our affiliates. The following individuals who were executive officers in 2006 participated in QIF, each with individual commitment amounts ranging between $100,000 and $500,000: Messrs. Wilcox, Becker, Jenkins-Stark, Kellogg and Verissimo.

In 2005, we formed SVB Qualified Investor Fund II, LLC (“QIF II”), a $5.1 million investment fund for employees that met certain eligibility requirements, similar to those of QIF. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF II’s principal purpose is to invest in a select number of private equity funds managed primarily by us or our affiliates. The following individuals who were executive officers in 2006 participated in QIF II, each with individual commitment amounts ranging between $100,000 and $250,000: Messrs. Wilcox, Becker, Jenkins-Stark, Kellogg and Verissimo, and Ms. Ward Pierce.

In 2003, Gold Hill Venture Lending 03, L.P., a venture debt fund, and certain affiliated funds (the “Gold Hill Funds”) were created. The total size of the Gold Hill Funds is approximately $214.1 million. We have a majority interest in the general partner of the Gold Hill Funds, in addition to being a limited partner in one of the Gold Hill Funds. Our combined commitment total in the general partner and the Gold Hill Funds is $20.0 million. Certain of our directors are also limited partners of the Gold Hill Funds and hold a minority interest: Mr. Hardymon (through his family limited partnership) ($2.5 million) and Ms. Rodeno ($200,000).

In 2005, Partners for Growth II, L.P., a special situation debt fund (“PFG II”), was created. The total size of PFG II is approximately $62.0 million. The general partner of PFG II is not owned or controlled by us. Certain of our directors are also limited partners in PFG II and hold a minority interest: Mr. Hardymon ($1.0 million) and Ms. Rodeno ($250,000).

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the annual meeting next year, the written proposal must be received by the our Corporate Secretary at our principal executive offices no later than November 27, 2007. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials. Such proposals also will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored Proxy materials. Proposals should be addressed to:

Corporate Secretary
SVB Financial Group
3005 Tasman Drive
Santa Clara, California 95054
Fax: (408) 496-2545

For a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our bylaws and give timely notice to the our Corporate Secretary in accordance with our bylaws. In general, our bylaws require that the notice be received by our Corporate Secretary:

•       Not earlier than the close of business on December 28, 2007, and

•       Not later than the close of business on January 28, 2008.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of the Company’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•       90 days prior to the meeting; and

•       10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee and provide the information required by our bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to SVB Financial Group and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

COPY OF BYLAW PROVISIONS

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws also are available through the SEC’s website at http://www.sec.gov.

2006 ANNUAL REPORT

Stockholders who wish to obtain copies of the Company’s 2006 Year in Review and Annual Report on Form 10-K for the year ended December 31, 2006, without charge, should address a written request to Lisa Bertolet, Stock Administration, SVB Financial Group, 3005 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408) 496-2405).

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

SVB FINANCIAL GROUP

ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 26, 2007

4:00 p.m.

OFFICES OF SVB FINANCIAL GROUP

3005 Tasman Drive

Santa Clara, California 95054

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SVB Financial Group
3005 Tasman Drive	Proxy
Santa Clara, California 95054

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on April 26, 2007.

The undersigned appoints KENNETH P. WILCOX and MARY J. DENT, or either of them, with full power of substitution for himself or herself, as the Proxy Holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 26, 2007, at 4:00 p.m. local time, at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters set forth below and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

STOCKHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY PROMPTLY

AND RETURN IT IN THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

There are three ways to vote your Proxy

							COMPANY #
Your telephone or Internet vote authorizes the Proxy Holders to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK óóó EASY óóó IMMEDIATE
• Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 25, 2007.
• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/sivb/ — QUICK óóó EASY óóó IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 25, 2007.

•          Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your Proxy Card and return it in the postage-paid envelope we’ve provided or return it to SVB Financial Group, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR each of the proposals.

1.	To elect directors	01	Eric A. Benhamou	07	C. Richard Kramlich	☐	Vote FOR	☐	Vote WITHHELD
	to serve for the	02	David M. Clapper	08	James R. Porter		all nominees		from all nominees
	ensuing year and	03	Roger F. Dunbar	09	Michaela K. Rodeno		(except as marked)
	until their successors	04	Joel P. Friedman	10	Kenneth P. Wilcox
	are elected.	05	G. Felda Hardymon	11	Kyung H. Yoon
		06	Alex W. “Pete” Hart

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

					Please fold here

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending
December 31, 2007.						☐	For ☐	Against	☐ Abstain

3. To transact such other business as may properly come before the meeting and any postponements or adjournment thereof, according to the Proxy Holders’ decision and in their discretion.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE ABOVE NOMINEES AND PROPOSALS, AND WITH RESPECT TO SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, AS THE SAID PROXY HOLDERS DEEM ADVISABLE.

Address Change? Mark Box ☐ Indicate changes below:						I plan to attend the meeting. ☐ YES

						Date			, 2007

						Signature(s) in Box

Sign exactly as your name(s) appear(s) on your stock certificate. An entity (such as a corporation or partnership) is requested to sign its name by a duly authorized signatory, with the capacity in which signed designated. Executors, administrators, trustees, and similar fiduciaries are requested to so indicate when signing. If stock is registered in two names, both should sign.